Exhibit 10.1

Execution Version

Confidential

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO ITEM 601(A)(6) OF REGULATION S-K AND, WHERE APPLICABLE, HAVE BEEN MARKED WITH [***] TO INDICATE WHERE REDACTIONS HAVE BEEN MADE. THE MARKED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT CONTAINS INFORMATION THAT IF DISCLOSED WOULD CONSTITUTE A CLEARLY UNWARRANTED INVASION OF PERSONAL PRIVACY.

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into as of September 14, 2022 (the “Effective Date”), by and among Compass Minerals International, Inc., a Delaware corporation (the “Company”), and Koch Minerals & Trading, LLC, a Delaware limited liability company (on behalf of itself, as “Purchaser”, and its Covered Affiliates that hold Common Stock of the Company, together, “Investor”). The Company and Investor are each referred to as a “Party” and collectively as the “Parties.” Capitalized terms used in this Agreement shall have the respective meanings ascribed to such terms in this Agreement, including as set forth in Exhibit A attached hereto.

RECITALS:

WHEREAS, pursuant to this Agreement, the Company shall issue and sell to Purchaser a number of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), which shares shall be issued in accordance with the terms of this Agreement;

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act;

WHEREAS, the Purchaser shall purchase the Shares under the terms of this Agreement; and

WHEREAS, the Company intends to use (a) approximately $200,000,000.00 of the proceeds from the purchase of the Shares to develop the Project, and (b) the remaining net proceeds from the purchase of the Shares to pay down a portion of the Company’s Existing Credit Facilities.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the Parties hereto hereby agree as follows:

AGREEMENT:

ARTICLE I

PURCHASE AND SALE

Section 1.1 Sale of Shares. On the terms of this Agreement and subject to the satisfaction or, to the extent permitted by applicable Law, waiver (by the Party entitled to the benefit thereof) of the conditions set forth in Article IV and Article V at the Closing, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, 6,830,700 shares of Common Stock (the “Shares”) for an aggregate purchase price of two hundred fifty-one million eight hundred nineteen thousand six hundred ninety-five dollars ($251,819,695) (the “Purchase Price”), representing a price per share of $36.87. At the Closing, the Purchaser will pay the Purchase Price by wire transfer of immediately available funds in accordance with wire instructions provided by the Company to the Purchaser at least five (5) Business Days prior to the Closing, and the Company shall instruct Computershare Trust Company, N.A. or any successor thereto, as transfer agent of the Company (the “Transfer Agent”) to register the issuance of the Shares via book entry.

Section 1.2 Closing. The closing of the sale and issuance of the Shares (the “Closing”) shall be held at 10:00 AM Eastern Time on the second (2nd) Trading Day after the satisfaction or, to the extent permitted by applicable Law, waiver (by the Party entitled to the benefit thereof) of the conditions set forth in Article IV and Article V (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing). The date on which the Closing occurs is referred to as the “Closing Date”.

Section 1.3 Company Deliverables. At the Closing, the Company shall deliver or cause to be delivered to the Purchaser:

(a) the Shares, free and clear of all Liens other than restrictions imposed by applicable securities Laws or arising under this Agreement, issued to and purchased by the Purchaser, and certificate(s) or book-entry shares representing such Shares registered in the name or names provided by the Purchaser;

(b) a certificate in form and substance reasonably satisfactory to the Purchaser and duly executed on behalf of the Company by an authorized officer of the Company, certifying that the conditions to Closing set forth in Article IV of this Agreement have been fulfilled; and

(c) a certificate of the Secretary or Assistant Secretary of the Company, certifying as to (1) the Company’s Governing Documents, (2) Board resolutions authorizing and approving this Agreement and the issuance of the Shares, and (3) the incumbency of the officer authorized to execute this Agreement.

Section 1.4 Purchaser Deliverables. At the Closing, the Purchaser shall:

(a) pay the Purchase Price to the Company by wire transfer of immediately available funds in accordance with wire instructions provided by the Company at least five (5) Business Days prior to the Closing; and

(b) deliver to the Company a certificate in form and substance reasonably satisfactory to the Company and duly executed on behalf of the Purchaser by an authorized officer of the Purchaser, certifying that the conditions to Closing set forth in Article V of this Agreement have been fulfilled.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Investor, as of the date hereof (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date) that, except (a) as disclosed in the SEC Filings or any other report, schedule, form, statement or other document (including exhibits) filed with, or furnished to, the Commission (and in each case, remaining publicly available or otherwise furnished to the Purchaser by the Company prior to the date hereof, including any correspondence with the Commission staff furnished to the Purchaser prior to the date hereof), in each case after January 1, 2020 and prior to the date hereof (other than any risk factor disclosures contained in the “Risk Factors” section thereof or any forward-looking statements within the meaning of the Securities Act or the Exchange Act thereof), it being acknowledged that nothing disclosed in the SEC Filings shall be deemed to qualify or modify the representations and warranties set forth in the Fundamental Representations, or (b) as disclosed during the due diligence call between Cleary Gottlieb Steen & Hamilton LLP and Jones Day on Monday, September 12, 2022, the statements contained in this Article II are true and correct.

Section 2.1 Organization and Qualification; Subsidiaries.

(a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and as it is described in the SEC Filings. The Company is duly qualified to transact business and is in good standing in each jurisdiction applicable to the Company or its business, except such jurisdictions in which the failure to so qualify would have a Material Adverse Effect.

(b) Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its organization, except where the failure to be so organized, existing and in good standing would not have a Material Adverse Effect. Each of the Company’s Subsidiaries is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect. The Company or a Subsidiary of the Company holds all the equity interests of each of the Company’s Subsidiaries free and clear of all Liens, other than Liens under the Existing Credit Facilities (or any successor or replacement credit facility), restrictions arising under applicable securities Laws or as would not be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

Section 2.2 Capitalization.

(a) The authorized capital stock of the Company is as set forth in the SEC Filings. As of September 13, 2022 (the “Reference Date”): (i) 34,170,583 shares of Common Stock were issued and outstanding, all of which were validly issued and fully paid, nonassessable and free of preemptive rights; (ii) (A) 774,580 shares of Common Stock were issuable (and such number was reserved for issuance) upon exercise of outstanding options to purchase Common Stock, (B) 208,177 shares of Common Stock were issuable (and such number was reserved for issuance) upon settlement of outstanding restricted stock units payable in Common Stock, (C) 142,502 shares of Common Stock were issuable (and such number was reserved for issuance) upon settlement of outstanding deferred stock units payable in Common Stock and (D) 331,359 shares of Common Stock were issuable (and such number was reserved for issuance) upon settlement of outstanding performance stock units payable in Common Stock based on the target for such performance stock units (collectively (A) through (D), the “Equity Awards”); and (iii) no shares of preferred stock, $0.01 par value per share (“Preferred Stock”), were issued and outstanding. The Company has not issued any capital stock since the Reference Date other than shares duly issued pursuant to Equity Awards approved pursuant to Company equity incentive plans described in the SEC Filings.

(b) The Company’s disclosure of its issued and outstanding capital stock in its most recent SEC Filing containing such disclosure was accurate in all material respects as of the date indicated in such SEC Filing. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable; none of such shares were issued in violation of any preemptive rights; and such shares were issued in compliance in all material respects with applicable state and federal securities Law and any rights of Third Parties. The Shares to be issued in connection with this Agreement, when issued as contemplated herein, will be duly authorized, validly issued, fully paid and nonassessable, will not be in violation of any preemptive rights, rights of first refusal or similar rights and will be free and clear of all Liens, except for restrictions, claims and encumbrances set forth in this Agreement or arising under applicable securities Laws or otherwise applicable to the Common Stock under the Governing Documents of the Company as in effect on the date hereof. The issuance and sale of the Shares will not obligate the Company or any of its Subsidiaries to issue shares of Common Stock or other securities to any Person (other than the Investor) and will not result in a right of any holder of any securities of the Company to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the authorized shares of Common Stock are entitled to one (1) vote per share.

(c) Except as set forth in the Governing Documents of the Company, the Company is not a party to or subject to any agreement or understanding relating to the voting of shares of capital stock of the Company or the giving of written consents by a stockholder or director of the Company.

Section 2.3 Authorization; Enforceability.

(a) The Company has all requisite corporate power and authority to execute, deliver and perform this Agreement and to issue and sell the Shares in accordance with the terms hereof.

(b) All requisite corporate action on the part of the Company and its officers and directors necessary for the authorization, execution, delivery and performance of all obligations of the Company under this Agreement and the issuance and sale by the Company of the Shares hereunder has been taken. This Agreement has been duly executed by the Company and, assuming the Agreement is duly executed by the Purchaser, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally or by equitable principles and (B) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies (the “Equitable Exceptions”). No action on the part of the Company’s stockholders is necessary for the authorization, execution, delivery or performance of the Company’s obligations hereunder.

Section 2.4 SEC Filings; Financial Statements; Undisclosed Liabilities.

(a) Since January 1, 2020, the Company has timely filed with the Commission all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules and documents required to be filed by it under the Securities Act or the Exchange Act, as the case may be (collectively, the “SEC Filings”). Each SEC Filing, as amended or supplemented (prior to the date of this Agreement), if applicable, (i) as of its date, or, if amended, as of the date of the last such amendment, complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), as the case may be, and the rules and regulations of the Commission thereunder, applicable to such SEC Filing, and (ii) did not, at the time it was filed (or at the time it became effective in the case of registration statements), or, if amended, as of the date of the last such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b) Each of the consolidated financial statements (including, in each case, any notes or schedules thereto) contained in the SEC Filings, as amended, supplemented or restated (prior to the date of this Agreement), if applicable, (i) complies as to form, as of their respective dates of filing with the SEC, in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied (except as may be indicated in the notes thereto and, in the case of unaudited quarterly financial statements, as permitted by the Form 10-Q under the Exchange Act) on a consistent basis in all material respects throughout the periods indicated (except as may be indicated in the notes thereto or as permitted by Regulation S-X) and (iii) presented fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and the consolidated Subsidiaries of the Company as of the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments which are not material, individually or in the aggregate, and the absence of footnote disclosures which if presented, would not reasonably be expected to differ materially from those presented in the audited financial statements forming part of the SEC Filings).

(c) The Company has established and maintains disclosure controls and procedures and internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rules 13a-15 and 15d-15 of the Exchange Act. Such disclosure controls and procedures are designed and effective to ensure that material information required to be disclosed in the Company’s periodic reports filed or submitted under the Exchange Act is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the Commission and other public disclosure documents. The Company is, and has been since January 1, 2020, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002. Except as disclosed in the SEC Filings, the Company has not identified (i) any material weakness in the design or operation of the Company’s internal control or financial reporting, (ii) any significant deficiency in the design or operation of internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (iii) any fraud or allegation of fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(d) Neither the Company nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, asserted or unasserted, known or unknown, contingent or otherwise) that would be required under GAAP, as in effect on the date hereof, to be reflected on a consolidated balance sheet of the Company (including the notes thereto), except liabilities (i) specifically reflected or reserved against in the balance sheet (or the notes thereto) of the Company and its Subsidiaries as of June 30, 2022 included in the SEC Filings, (ii) incurred after the June 30, 2022 in the ordinary course of business (none of which is a liability for material breach of a contract, tort, infringement or violation of Law), (iii) as expressly contemplated by this Agreement or otherwise incurred in connection with the transactions contemplated herein and disclosed to the Purchaser, (iv) that have been discharged or paid prior to the date of this Agreement or (v) as would not have a Material Adverse Effect. As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to, or has any binding commitment to become a party to, any material “off balance sheet arrangement” within the meaning of Item 303 of Regulation S-K promulgated under the Securities Act.

Section 2.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company (or any Subsidiary if applicable) will not, (i) conflict with or violate any provision of the Governing Documents of the Company or of any of the Company’s Subsidiaries, as applicable, (ii) conflict with or violate any Law in any material respect applicable to the Company or its Subsidiaries or by which any property or asset of the Company or its Subsidiaries is bound or affected or (iii) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any loan or credit agreement, indenture, debenture, note, bond, mortgage, deed of trust, lease, sublease, license, contract or other agreement to which the Company or its Subsidiaries, as applicable, is a party, except in the case of this clause (iii) as would not be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(b) The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person in connection with the execution, delivery and performance by the Company of the issuance and sale of the Shares, other than (i) (A) the HSR Conditions, (B) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (C) the filing of any requisite notices or application(s) to the Principal Market for the issuance and sale of the Shares and the listing of the Shares thereon in the time and manner required thereby and (D) those that have been made or obtained prior to the date of this Agreement, or (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a Material Adverse Effect.

Section 2.6 Litigation. Other than as set forth in the SEC Filings, there is no action, suit, proceeding or investigation pending (of which the Company has received notice or otherwise has knowledge) or, to the Company’s knowledge, threatened against the Company or its Subsidiaries or which the Company or any Subsidiary of the Company intends to initiate, except where such action, suit, proceeding or investigation, as the case may be, would not have a Material Adverse Effect.

Section 2.7 Compliance with Laws.

(a) The Company and its Subsidiaries are and have been in compliance with all Laws applicable to its and their business, properties and assets, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries hold and maintain all licenses, registrations, franchises, permits, certificates, approvals and authorizations from Governmental Authorities necessary for the lawful conduct of their respective businesses, except where the failure to hold or maintain the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The Company, each of its Subsidiaries, and, to the Company’s knowledge, each of their respective officers, directors, employees and agents acting on their behalf is, and for the last five (5) years has been, to the extent applicable to them, in compliance in all material respects with (i) the Foreign Corrupt Practices Act of 1977 and any rules and regulations promulgated thereunder, (ii) the United Kingdom Bribery Act, (iii) anti-bribery legislation promulgated by the European Union and implemented by its member states, (iv) legislation adopted in furtherance of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and (v) any other Laws applicable to the Company and its Subsidiaries that address the prevention of corruption, bribery or terrorism (collectively, the “Anti-Corruption Laws”), in each case, except as would not be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(c) The Company, each of its Subsidiaries, and to the Company’s knowledge, each of their respective officers, directors, employees and agents acting on their behalf is, and for the last five (5) years has been, in compliance with applicable Anti-Money Laundering Laws and Export Control Laws, in each case, except as would not be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(d) None of the Company, any of its Subsidiaries, or to the Company’s knowledge, any director, officer, agent, or employee of the Company or any of its Subsidiaries is currently the subject or the target of any Sanctions, nor is the Company or any of its Subsidiaries (x) located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea, Sudan, Syria and Crimea, or (y) majority-owned or controlled by a Person that is the subject of Sanctions. As used herein, “Sanctions” shall mean all Laws or other financial restrictions administered by (i) the United States (including without limitation the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”), including OFAC’s Specially Designated Nationals and Blocked Persons List, and the U.S. Department of State), (ii) the European Union and enforced by its member states, (iii) the United Nations, (iv) the United Kingdom or (v) other similar governmental bodies with regulatory authority over the Company, its Subsidiaries and their respective operations from time to time.

(e) To the Company’s knowledge, the Company and its Subsidiaries have not engaged in, nor are now engaged in, any dealings or transactions with or for the benefit of any person located, organized, or ordinarily resident in the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea, Sudan, Syria and Crimea, in each case directly or indirectly, including through agents or other persons acting on its behalf.

(f) The Company and its Subsidiaries will not knowingly use the proceeds from the transactions contemplated by this Agreement (i) in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money or anything else of value, to any Person in violation of any Anti-Corruption Laws, or (ii) directly or indirectly fund or facilitate any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions.

(g) The Company and its Subsidiaries have instituted and maintain policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, compliance with all applicable Anti-Corruption Laws and Sanctions. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to Anti-Corruption Laws or Sanctions is pending or, to the knowledge of the Company, threatened, except where such action, suit, proceeding or investigation, as the case may be, would not be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

Section 2.8 Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, as applicable, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company is in compliance with the requirements of the Principal Market for continued listing of the Common Stock thereon and has not received any notification since the Reference Date that the Principal Market is contemplating terminating such listing. The issuance and sale of the Shares hereunder does not contravene the rules of the Principal Market.

Section 2.9 Offering Exemption. Based in part on the representations of Purchaser set forth in Article III below, the offer, sale and issuance of the Shares in conformity with the terms of this Agreement are exempt from the registration requirements of the Securities Act and are exempt from the qualification or registration requirements of applicable state securities Laws.

Neither the Company nor its Affiliates, nor any agent on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer and sale of the Shares, (ii) has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any Person or Persons so as to bring the sale of the Shares by the Company within the registration provisions of the Securities Act or any state securities Laws or (iii) has issued any shares of Common Stock or shares of any series of Preferred Stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Shares to Purchaser for purposes of the Securities Act or of any applicable stockholder approval provisions, including, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its Subsidiaries or Affiliates take any action or steps that would require registration of any of the Shares under the Securities Act.

Section 2.10 Not an Investment Company. The Company is not, and after giving effect to the offering and sale of the Shares and the applications of the proceeds thereof, will not be, required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

Section 2.11 Absence of Material Changes.

(a) Since December 31, 2021, there has not been any Material Adverse Effect.

(b) Since December 31, 2021, the Company and its Subsidiaries have conducted their business in all material respects in the ordinary course of business, other than with respect to the development of the Project, and have not taken any action that if taken after the date hereof would require the consent of the Investor pursuant to Section 6.1.

Section 2.12 No Broker. The Company has not agreed to incur, directly or indirectly, any liability for brokerage or finders’ fees, agents’ commissions or other similar charges in connection with this Agreement or any of the transactions contemplated hereby that would impose any liability on the Investor.

Section 2.13 Tax Compliance.

(a) The Company and each of its Subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid (except as currently being contested in good faith and for which reserves, if required by GAAP, have been created in the financial statements of the Company), in each case except where such failure to file or pay would not have a Material Adverse Effect.

(b) No tax deficiency has been finally determined adversely to the Company or any of its Subsidiaries which remains unpaid and has had a Material Adverse Effect.

Section 2.14 Use of Proceeds. The Company intends to use (a) approximately $200,000,000.00 of the proceeds from the offer and sale of the Shares to develop the Project, and (b) the remaining net proceeds from the offer and sale of the Shares to pay down a portion of the Company’s Existing Credit Facilities.

Section 2.15 No Manipulation. Prior to the date hereof, neither the Company nor any of its Affiliates has taken any action which is designed to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

Section 2.16 No Rights Agreement; Anti-Takeover Provisions. The Company is not party to a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan. No “control share acquisition,” “fair price,” “moratorium,” “business combination” or other anti-takeover Law of the State of Delaware or any similar provisions in the Governing Documents of the Company is applicable to, or, at the Closing will be applicable to, this Agreement or any other documents related to the transactions contemplated by this Agreement.

Section 2.17 Certain Material Indebtedness. Neither the Company nor any of its Subsidiaries is, as of the date of this Agreement, in default in the payment of any material indebtedness for borrowed money or in default in any material respect under any agreement relating to its material indebtedness for borrowed money.

Section 2.18 Labor Matters. No labor disturbance by or dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is imminent that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of or has received written notice of any violation with respect to any federal or state law relating to employment, employment practices, terms and conditions of employment, collective bargaining, worker classification (including the proper classification of workers as independent contractors or consultants), discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would have a Material Adverse Effect. None of the Company or any of its Subsidiaries has taken since January 1, 2020 or anticipates taking any action that would constitute a “plant closing” or “mass layoff” within the meaning of the Worker Adjustment Retraining Notification Act of 1988, as amended, or any similar state, local or foreign Law (“WARN”), issued any notification of a plant closing or mass layoff required by WARN, or incurred any liability or obligation under WARN that remains unsatisfied, except as would not have a Material Adverse Effect.

Section 2.19 Environmental Laws. The Company and each of its Subsidiaries (a) are, and at all times since January 1, 2020 were, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any Governmental Authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety (as it relates to exposure to hazardous or toxic materials), the environment, or natural resources, or to the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (b) have not received written notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or alleged liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (a) or (b) where such non-compliance, violation, liability or other obligation would not have a Material Adverse Effect. Except as described in the SEC Filings, (i) there are no proceedings that are pending, or to Company’s knowledge, threatened, against the Company or any of its Subsidiaries under Environmental Laws in which a Governmental Authority is also a party, other than such proceedings which would not have a Material Adverse Effect and (ii) to the Company’s knowledge, there are no pending or proposed Environmental Laws or liabilities or other obligations under Environmental Laws, including those concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could have a Material Adverse Effect on the capital expenditures, earnings or competitive position of the Company and its Subsidiaries.

Section 2.20 Solvency. The Company is, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any Person on a particular date, that on such date (i) the fair market value of the assets of such Person is greater than the total amount of liabilities (including contingent liabilities) of such Person, (ii) the present fair salable value of the assets of such Person is greater than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such Person does not have unreasonably small capital.

Section 2.21 No Other Representations. The Company is not relying and has not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties of the Purchaser set forth in Article III, subject to the exceptions set forth therein. Such representations and warranties by the Purchaser constitute the sole and exclusive representations and warranties of the Purchaser in connection with the transactions contemplated by this Agreement and the Company understands, acknowledges and agrees that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by the Purchaser.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to the Company as of the date hereof (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date) that the statements contained in this Article III are true and correct.

Section 3.1 Authorization; Enforceability. Purchaser has all requisite power and authority to execute, deliver and perform this Agreement. All requisite limited liability company action on the part of Purchaser and, as applicable, its directors, officers, and stockholders, necessary for the authorization, execution, delivery and performance of all obligations of Purchaser under this Agreement has been taken. This Agreement has been duly executed by Purchaser and, assuming the Agreement is duly executed by the Company, constitutes the valid and legally binding obligations of Purchaser, enforceable in accordance with their terms, except as limited by the Equitable Exceptions.

Section 3.2 Available Funds. The Purchaser currently has, and at the Closing will have, available funds necessary to consummate the transactions contemplated by this Agreement and pay the Purchase Price, on the terms and conditions contemplated by this Agreement.

Section 3.3 Investment Representations.

(a) The Shares acquired by Purchaser hereunder will be acquired by Purchaser for its own account for investment purposes and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part (within the meaning of the Securities Act) in violation of the Securities Act. Purchaser does not presently have any contract, undertaking or agreement with any Person to sell, transfer or grant participation rights to such Person or to any other Person with respect to any of the Shares acquired by Purchaser hereunder.

(b) Purchaser is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Purchaser represents and acknowledges that is has not been solicited to offer to purchase or to purchase any Shares by means of any general solicitation or advertising within the meaning of Regulation D under the Securities Act. Purchaser represents that it is not a Person of the type described in Section 506(d) of Regulation D under the Securities Act that would disqualify the Company from engaging in a transaction pursuant to Section 506 of Regulation D under the Securities Act. Purchaser is a United States person (as defined by Section 7701(a)(30) of the Code).

(c) Purchaser understands that the Shares are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Purchaser acknowledges and agrees that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available or the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required. Purchaser has been advised or is aware of the provisions of Commission Rule 144, which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

(d) Purchaser is aware of the Company’s business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser acknowledges and agrees that it can bear the economic risk of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. Purchaser has been furnished with materials relating to the offer and sale of the Shares that have been requested by Purchaser, and Purchaser has had the opportunity to review the SEC Filings. Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares. The foregoing, however, does not modify, amend or affect Purchaser’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in Article II of this Agreement.

(e) In connection with the due diligence investigation of the Company by the Purchaser and its Representatives, the Purchaser and its Representatives have received and may continue to receive from the Company and its Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company and its Subsidiaries and their respective businesses and operations. The Purchaser hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which the Purchaser is familiar, that the Purchaser is making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to the Purchaser or its Representatives (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), and that except for the representations and warranties made by the Company in Article II of this Agreement, with respect to the foregoing items in this sentence the Company makes no representations or warranties with respect to such information.

Section 3.4 Beneficial Ownership.

(a) Except for the Shares that the Purchaser may acquire hereunder and the 203,909 shares of Common Stock owned by Investor as of the date of this Agreement, neither the Investor nor any of its Affiliates Beneficially Owns any Common Stock or has any right, other than as provided under this Agreement, to purchase or acquire any capital stock or other equity securities of the Company.

(b) Other than this Agreement, the Investor is not a party to or subject to any agreement or understanding relating to shares of capital stock of the Company, including voting trusts, stockholder agreements, proxies or other agreements or understandings with any Person.

Section 3.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Investor does not, and the performance of this Agreement by Investor will not, (i) conflict with or violate any provision of the Investor’s Governing Documents, (ii) conflict with or violate any Law in any material respect applicable to Investor or by which any property or asset of Investor is bound or affected or (iii) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) in any material respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated under the Exchange Act) of Investor.

(b) Purchaser is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person in connection with the execution, delivery and performance by Investor of this Agreement, other than (i) (A) the HSR Conditions, and (B) those that have been made or obtained prior to the date of this Agreement, or (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to be material to Investor.

Section 3.6 No Broker. Purchaser has not agreed to incur, directly or indirectly, any liability for brokerage or finders’ fees, agents’ commissions or other similar charges in connection with this Agreement or any of the transactions contemplated hereby that would impose any liability on the Company.

Section 3.7 No Other Representations. The Purchaser hereby acknowledges that neither the Company nor any of its Subsidiaries or Affiliates, nor any other Person, (a) has made or is making any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, including with respect to any information provided or made available to the Purchaser or any of its Representatives or any information developed by the Purchaser or any of its Representatives or (b) will have or be subject to any claim from, or liability to, the Purchaser resulting from the delivery, dissemination or any other distribution to the Purchaser or any of its Representatives, or the use by the Purchaser or any of its Representatives, of any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material developed by or provided or made available to the Purchaser or any of its Representatives, including in due diligence materials, “data rooms” or management presentations (formal or informal), in anticipation or contemplation of the transactions contemplated by this Agreement, except, in each case of the foregoing clauses (a) and (b), with respect to the representations and warranties expressly set forth in Article II and pursuant to the indemnification in Article IX or in the case of Fraud. The Purchaser hereby acknowledges (for itself and on behalf of its Affiliates and Representatives) that it has conducted, to its satisfaction, its own independent investigation of the business, operations, assets and financial condition of the Company and its Subsidiaries and, in making its determination to proceed with the transactions contemplated by this Agreement, the Purchaser and its Affiliates and Representatives have relied on the results of their own independent investigation.

ARTICLE IV

CONDITIONS TO PURCHASER’S OBLIGATIONS AT CLOSING

The obligations of Purchaser under this Agreement to purchase and pay for the Shares are subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

Section 4.1 Representations and Warranties. (a) The representations and warranties made by the Company in Section 2.11(a) shall be true and correct in all respects as of the Closing Date as though made on and as of such date; (b) the representations and warranties made by the Company in: Section 2.1(a) (Organization and Qualification), Section 2.2(a) (Capitalization), Section 2.3 (Authorization; Enforceability), Section 2.12 (No Broker) and Section 2.16 (No Rights Agreement) (the “Fundamental Representations”) will be true and correct in all but de minimis respects as of the Closing Date as if made on and as of such date, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties will be true and correct as of such other date; (c) the representations and warranties made by the Company in Sections 2.2(b) and (c) (Capitalization), Section 2.4 (SEC Filings;

Financial Statements; Undisclosed Liabilities), Section 2.7 (Compliance with Laws), Section 2.9 (Offering Exemption), Section 2.11(b) (Absence of Material Changes), and Section 2.14 (Use of Proceeds) will be true and correct in all material respects as of the Closing Date as though made on and as of such date; and (d) the representations and warranties made by the Company in Article II (other than those described in the preceding clauses (a) through (c)) will be true and correct (disregarding all qualifications and exceptions contained in such representations and warranties relating to materiality, Material Adverse Effect and words of similar import) as of the Closing Date as if made on and as of such date (except to the extent such representations and warranties are made as of another date, in which case such representations and warranties will be true and correct as of such other date), other than inaccuracies that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.2 Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by the Company at or prior to the Closing shall have been performed or complied with in all material respects.

Section 4.3 Legal Investment. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered or promulgated by any Governmental Authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

Section 4.4 HSR Clearance. The HSR Conditions have been satisfied.

Section 4.5 Transfer Agent Instructions. The Company shall have delivered to the Transfer Agent irrevocable written instructions to issue the Shares purchased at the Closing to Purchaser in a form and substance acceptable to such Transfer Agent.

Section 4.6 Listing Qualification. The Principal Market shall have approved the listing of the Shares, subject to official notice of issuance.

ARTICLE V

CONDITIONS TO THE COMPANY’S OBLIGATIONS AT CLOSING

The obligations of the Company under this Agreement to sell and issue to Purchaser the Shares are subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

Section 5.1 Representations and Warranties. The representations and warranties made by Purchaser in Article III will be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties will be true and correct in all material respects as of such other date.

Section 5.2 Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by the Purchaser or Investor at or prior to the Closing shall have been performed or complied with in all material respects.

Section 5.3 Legal Investment. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered or promulgated by any Governmental Authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

Section 5.4 HSR Clearance. The HSR Conditions have been satisfied.

Section 5.5 Consideration. The Company shall have received immediately available funds in the full amount of the Purchase Price for the Shares being purchased in the Closing hereunder.

ARTICLE VI

PRE-CLOSING COVENANTS

Section 6.1 Interim Operating Covenants. From the date hereof until the Closing, except (x) as required or permitted by this Agreement, (y) as required by any applicable Law, judgment or order or as to comply with any notice, directive, guideline or recommendation from a Governmental Authority or (z) as consented to in writing by Purchaser (which consent shall not be unreasonably conditioned, withheld or delayed), the Company shall, and shall cause its Subsidiaries to, use their commercially reasonable efforts to operate their businesses in all material respects in the ordinary course of business and the Company shall not, and shall not permit any of its Subsidiaries to:

(a) amend the Governing Documents of the Company;

(b) authorize or adopt, or publicly propose, a plan or agreement of complete or partial liquidation or dissolution of the Company;

(c) other than the authorization and issuance of the Shares to the Investor and the consummation of the other transactions contemplated by this Agreement, issue, sell or grant any shares of its capital stock or other equity or voting interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock or other equity or voting interests, or any rights, warrants or options to purchase any shares of its capital stock or other equity or voting interests; provided, that the Company may issue or grant shares of Common Stock or other securities in the ordinary course of business (i) under Company Stock Plans in effect on the date of this Agreement and described in the SEC Filings and (ii) pursuant to equity awards or obligations outstanding on the date of this Agreement or granted after the date of this Agreement in accordance with clause (i) and not otherwise in violation of this Agreement;

(d) establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or other equity or voting interests, except for (i) any dividend or distribution by a wholly owned Subsidiary of the Company to the Company or any wholly owned Subsidiary of the Company and (ii) regular quarterly dividends in an amount not to exceed $0.15 per share of Common Stock in any fiscal quarter consistent with the Company’s past practice;

(e) split, combine, subdivide or reclassify any shares of its capital stock or other equity or voting interests;

(f) assume, guarantee, or issue new indebtedness or make loans, advances or capital contributions in excess of $10,000,000 in the aggregate, other than (i) borrowings under the Existing Credit Facilities, (ii) intercompany loans, advances or capital contributions between the Company and any of its Subsidiaries or between any Subsidiaries of the Company, (iii) indebtedness or guarantees thereof incurred in the ordinary course of business and consistent with past practice and (iv) indebtedness or guarantees thereof incurred by the Company or its Subsidiaries the net proceeds of which are applied (whether on or after the date on which the indebtedness is incurred) to repurchase, redeem, repay or refinance (including by way of an exchange offer, tender offer or other liability management transaction) indebtedness of the Company or its Subsidiaries existing on the date hereof;

(g) redeem, purchase or otherwise acquire any of its outstanding shares of capital stock or other equity or voting interests, or any rights, warrants or options to acquire any shares of its capital stock or other equity or voting interests (other than pursuant to the cashless exercise of equity awards under Company Stock Plans or the forfeiture or withholding of taxes with respect to or pursuant to other binding obligations on the date hereof); or

(h) make any material change in the Company’s or its Subsidiaries’ financial accounting principles, except as required by changes in GAAP (or any interpretation thereof) or in applicable Law or by any Governmental Authority; or

(i) authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.

Other than as expressly set forth in or otherwise contemplated by this Agreement, the Investor shall not have the right to directly or indirectly control or direct, or attempt to control or direct, the Company’s and its Subsidiaries’ business and operations. Each of the Company and the Investor shall exercise, consistent with the other terms and conditions of this Agreement, complete control and supervision over their respective businesses.

Section 6.2 Regulatory Covenants.

(a) HSR Filings. The Purchaser and the Company will each file any required HSR Filings with the FTC and the Antitrust Division of the DOJ under the HSR Act (if such HSR Filings have not been filed as of the date hereof) with respect to the subject matter of the transactions contemplated hereby as soon as reasonable practicable, but in any event within five (5) Business Days following the Effective Date. The Parties will (i) cooperate with one another to the extent necessary in the preparation and execution of all documents that are required to be filed pursuant to the HSR Filings; and (ii) if available, seek early termination of the applicable waiting period. Each Party will bear fifty percent (50%) of the HSR Filing fees.

(b) Efforts. The Company and Purchaser each agree to use reasonable efforts to secure, and not to take any action reasonably expected to have the effect of delaying, impairing, or impeding, the early termination or expiration of any waiting periods under the HSR Act for the transactions contemplated hereby. The Parties will each cooperate reasonably with one another in connection with resolving any inquiry or investigation by the DOJ or FTC relating to their respective HSR Filings or the transactions contemplated hereby. To the extent permitted under applicable Law and by the applicable Governmental Authorities, the Parties shall (a) provide each other reasonable advance written notice of any meetings or telephone conferences with a Governmental Authority under the HSR Act relating to the transactions contemplated hereby, and (b) if permitted by Law, permit each other to attend and participate in those meetings and telephone conferences. Each Party shall (i) provide the other with reasonable opportunity to review and comment on any written submissions, and shall consider comments in good faith, and (ii) keep the other Party reasonably apprised of the status of any communications with, and any inquiries or requests for information from, any Governmental Authority under the HSR Act, regardless of whether such other Party declines to participate in any meetings or telephone conferences; provided, that neither Party will be obligated to disclose to the other Party any commercially sensitive or privileged information, and to the extent the Parties agree to share information of this nature, such exchange and review will be limited to the Parties’ outside counsel only. Notwithstanding any provision to the contrary set forth in this Agreement, nothing in this Agreement will require either Party or any of its Affiliates to disclose to the other Party or any of its Affiliates any information that is subject to obligations of confidentiality or non-use owed to Third Parties.

(c) No Antitrust Undertakings. Notwithstanding anything to the contrary in this Agreement, the term “reasonable efforts” as used in this Section 6.2 does not require that either Party (a) offer, negotiate, commit to, or effect, by consent decree, hold separate order, trust, or otherwise, the sale, divestiture, license, or other disposition of any capital stock, assets, rights, products or businesses of such Party or any of its Affiliates, (b) agree to any restriction on the activities of such Party or any of its Affiliates, or (c) pay any material amount, or take any other action to prevent, effect the dissolution of, vacate, or lift any decree, order, judgment, injunction, temporary restraining order, or other order in any suit, or proceeding that would otherwise have the effect of preventing or delaying any of the transactions contemplated by this Agreement.

Section 6.3 Commercially Reasonable Efforts. Each Party will use its commercially reasonable efforts to satisfy in a timely fashion each of the conditions and covenants to be satisfied by it under Article IV, Article V and Article VI of this Agreement.

Section 6.4 Commercial Agreements. Prior to and after the Closing (to the extent not executed prior to the Closing notwithstanding the Parties’ good faith efforts), the Company and Purchaser agree to work in good faith to negotiate, execute and deliver mutually satisfactory term sheets and documentation principles for definitive written agreements in respect of (a) certain supply and procurement arrangements (including for raw materials and reagents to be used by the Project), (b) certain freight or logistics services arrangements; and (c) lithium marketing.

Section 6.5 KYC. The Company will provide Investor, no later than three (3) Business Days prior to the Closing Date, with all documentation and other information required by Governmental Authorities with respect to the Company under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, in each case to the extent reasonably requested by Investor at least ten (10) Business Days in advance of the Closing Date.

ARTICLE VII

POST-CLOSING COVENANTS

Section 7.1 Transfer Restrictions. Investor covenants and agrees as follows:

(a) Without the prior written consent of the Company, during the period commencing on the Closing Date and ending twelve (12) months after the Closing Date (the “Lock-Up Period”), Investor will not, and will cause its Permitted Transferees not to, (i) Transfer any of the Shares or (ii) enter into any Derivative Instrument, swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the Shares, in cash or otherwise.

(b) Notwithstanding the foregoing Section 7.1(a), Investor may Transfer such Shares during the Lock-Up Period in the following circumstances:

(i) Transfers to a Permitted Transferee, but only if each such Permitted Transferee, prior to such Transfer, shall sign and deliver a joinder for the express benefit of the Company and in form and substance reasonably acceptable to the Company so that such Permitted Transferee is subject to the rights, obligations, provisions and terms of this Agreement in the same manner as the Investor and if the transferee and the transferor agree for the express benefit of the Company that the transferee shall Transfer the Shares so Transferred back to the transferor at or before such time as the transferee ceases, during the Lock-Up Period, to be a Permitted Transferee;

(ii) Transfers pursuant to a merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction or any Change of Control transaction involving the Company or any Subsidiary of the Company that, in each case, is approved by the Board;

(iii) Transfers after commencement by the Company, or a significant subsidiary (as such term is defined in Rule 12b-2 under the Exchange Act) of bankruptcy, insolvency or other similar proceedings;

(iv) Transfers that have been approved by resolution of the Board (and, for the avoidance of doubt, if the Investor does Transfer Shares to a Third Party with the Board’s approval, the restrictions set forth in this Section 7.1 shall not apply to such Third Party with respect to such Shares unless otherwise required by such resolution of the Board); and

(v) Transfers pursuant to the exercise of piggy-back registration rights pursuant to Section 8.2.

(c) Notwithstanding Section 7.1(a) or Section 7.1(b), neither the Investor nor any of its Covered Affiliates will at any time during or following the Lock-Up Period, without the prior written consent of the Company, directly or indirectly:

(i) Transfer any Shares to (A) a Prohibited Transferee or (B) any Person or group that, after giving effect to such proposed Transfer, would Beneficially Own greater than five percent (5%) of the then outstanding Common Stock (provided, that Investor can rely solely on such Person’s or group’s filings with the Commission under Section 13(d) of the Exchange Act to make such determination); or

(ii) Transfer, on any day, an aggregate number of shares of Common Stock that would be in excess of fifteen percent (15%) of the average daily trading volume of the Common Stock for the preceding twenty (20) Trading Days on the Principal Market if, after giving effect to such Transfer, the Investor and its Covered Affiliates would Beneficially Own less than three percent (3%) of the then outstanding Common Stock;

provided, that, nothing in this Section 7.1(c) shall restrict (i) any open market Transfer on the Principal Market, other than as set forth in clause (c)(ii) above, or (ii) any Transfer to a Permitted Transferee.

(d) Each certificate, instrument, or book entry representing the Shares and any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of this clause (d)) be notated with a legend substantially in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.”

“DURING THE LOCK-UP PERIOD: THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF THE STOCK PURCHASE AGREEMENT, DATED AS OF SEPTEMBER 14, 2022, BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

For so long as the foregoing legends remain applicable, Investor consents to the Company making a notation in its records and giving instructions to any transfer agent of the Common Stock in order to implement the restrictions on transfer set forth herein. Subject to the other terms and conditions of this Agreement, the Company shall cause the legends set forth in this Section 7.1(d) to be removed from any certificate evidencing the Shares (or if the Shares are held in book-entry form, any restrictions on transfer noted with respect thereto shall be removed) no later than two (2) Business Days from receipt of a request from Investor following the expiration of the Lock-Up Period or such earlier date on which the restrictions on dispositions of the Shares terminates in accordance with this Agreement, if: (i) such securities have been or will be resold under an effective registration statement under the Securities Act, (ii) such securities have been or will be transferred in compliance with Commission Rule 144 under the Securities Act, (iii) such securities are eligible for resale pursuant to Commission Rule 144(b)(1)(i) under the Securities Act or (iv) the Investor shall have provided the Company with an opinion of counsel, reasonably satisfactory to the Company, stating that such securities may lawfully be transferred without registration under the Securities Act.

(e) Following the Lock-Up Period, the Investor shall not Transfer any of the Shares to any of its Affiliates that has not, prior to or concurrent with such Transfer, executed and delivered to the Company a joinder for the express benefit of the Company and in form and substance reasonably acceptable to the Company so that such Affiliate is subject to the rights, obligations, provisions and terms of this Agreement in the same manner as the Investor. The Investor agrees not to enter any transaction involving the Investor or its Affiliates for the purpose or that would have the effect of avoiding or circumventing the Transfer restrictions in this Agreement.

(f) Any Transfer of the Shares made by the Investor or any of its Covered Affiliates in violation of this Section 7.1 shall be void ab initio, and no right, title or interest in or to such Company securities will be transferred to the purported transferee, buyer, assignee or encumbrance holder thereby. Investor acknowledges that the Company may issue stop-transfer instructions to its transfer agent with respect to any proposed sale, pledge, or Transfer not in compliance with the applicable restrictions specified in this Agreement.

Section 7.2 Standstill.

(a) From and after the Closing Date, during the Ownership Period, Investor and its Covered Affiliates will not, and Investor will cause such Covered Affiliates not to, without the prior written consent of the Board, directly or indirectly, singly or in concert with any other Person:

(i) except (i) pursuant to the exercise of preemptive rights in accordance with Section 7.5 and (ii) pursuant to open market purchases following which Investor Beneficially Owns up to (but no more than) 19.99% of Company’s outstanding Common Stock, acquire, offer or seek to acquire, agree to acquire or make a proposal to acquire, by purchase or otherwise, Beneficial Ownership of any securities of the Company or any options or other direct or indirect rights to acquire any securities of the Company, or any Derivative Instruments;

(ii) make, engage in, or in any way participate in, directly or indirectly, any “solicitation” of proxies (as such terms are used in the proxy rules of the Commission but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv)) or consents to vote, or advise, encourage or persuade, or seek to advise, encourage or persuade, any Person with respect to the voting of (or execution of a proxy or written consent in respect of) any securities of the Company, or become a “participant” in any contested “solicitation” (as such terms are defined or used under the Exchange Act) with respect to the Company, other than a “solicitation” or acting as a “participant” in support of all of the nominees of the Board of the Directors at any stockholder meeting;

(iii) request or demand a copy of the Company’s list of stockholders or its other books and records, whether under Section 220 of the Delaware General Corporation Law or equivalent state or federal Laws;

(iv) participate in or encourage the formation of any partnership, syndicate or other group that owns or seeks or offers to acquire Beneficial Ownership of any securities of the Company in order to affect control of the Company or has the purpose or effect of circumventing any provision of this Agreement;

(v) call, seek to call, or request the call of (publicly or otherwise), alone or in concert with others, any meeting of the Company’s stockholders, whether or not such a meeting is permitted by the Governing Documents of the Company, including a “town hall meeting”;

(vi) disclose publicly or privately, in a manner that would reasonably be expected to become public, any intent, purpose, plan, or proposal with respect to the Company, the Board, the Company’s management, business or corporate structure, policies, affairs, or any of its securities or assets, including as related to the Project;

(vii) act, seek, facilitate, persuade, or encourage, alone or in concert with others, any Person to submit nominations or proposals, whether in furtherance of a “contested solicitation” or otherwise, for the appointment, election or removal of directors of the Company or otherwise with respect to the Company or seek, facilitate or encourage the appointment, election or removal of any directors of the Company;

(viii) submit, participate in, or be the proponent of, or seek, or persuade or encourage any Person, to submit, any stockholder proposal to the Company (including any submission of stockholder proposals pursuant to Rule 14a-8 under the Exchange Act);

(ix) deposit any securities of the Company in any voting trust or similar arrangement or subject any securities of the Company to any arrangement or agreement with respect to the voting thereof (including by granting any proxy, consent, or other authority to vote), other than any such trust, arrangement or agreement among the Company and its Affiliates;

(x) otherwise act, along or in concert with others, to control or influence the Board, management or policies of the Company (it being understood that this clause (x) shall not prohibit any private discussions with the Board or management of the Company that are not otherwise expressly prohibited by this Section 7.2);

(xi) cause any Person to take any action that Investor or Investor’s Covered Affiliates and their respective Representatives is prohibited from taking pursuant to this Section 7.2;

(xii) request, directly or indirectly, any amendment, modification or waiver of this Section 7.2 (including this clause (xii)); or

(xiii) contest the validity of this Section 7.2 or make, initiate, take or participate in any demand, Proceeding (legal or otherwise) or proposal to amend, waive or terminate any provision of this Section 7.2.

provided, however, that (a) nothing in this Section 7.2 will limit the Investor’s ability to vote (subject to Section 7.3) or Transfer (subject to Section 7.1) its Common Stock or designate any Investor Designee pursuant to Section 7.4, or the ability of any Investor Designee to deliberate, vote or otherwise exercise his or her duties in his or her capacity as a member of the Board and (b) if this Section 7.2 ceases to apply as a result of the expiration of the Ownership Period and within six (6) months of the date of such expiration the Investor acquires Beneficial Ownership of an aggregate amount of Common Stock representing at least ten percent (10%) of the aggregate outstanding Common Stock as of such time, then the restrictions contained in this Section 7.2 will again be applicable as if the Ownership Period had never expired. Notwithstanding anything in this Section 7.2 to the contrary, the restrictions set forth in this Section 7.2 will automatically terminate on the earliest to occur of (x), the Board’s adoption of a written resolution approving a Change of Control transaction or (y) the public announcement by a Third Party (who is not the Investor or any of its Covered Affiliates) of any tender or exchange offer the consummation of which would result in such Third Party’s acquisition of Beneficial Ownership of more than fifty percent (50%) of the outstanding Voting Stock or equity securities of the Company or the voting power to elect a majority of the Board, and in connection therewith, the Company does not, within ten (10) Business Days after the date of the commencement of such solicitation, file with the Commission a Schedule 14D-9 with respect to such offer that recommends that the Company’s stockholders reject such offer (as long as Investor has not violated this Section 7.2 and such violation has not caused such public announcement).

(b) Notwithstanding anything to the contrary provided elsewhere herein, none of the provisions of this Agreement shall in any way limit the activities of any Investor Excluded Party that is not a Covered Affiliate. The Company acknowledges that employees of Purchaser and its Covered Affiliates may serve on the governing boards, advisory committees or similar committees of Investor Excluded Parties, and information shall not be deemed to have been received by any such Investor Excluded Party solely due to such employee’s dual role (so long as such employee does not disclose such information to the Investor Excluded Party or its Representatives).

Section 7.3 Voting Agreement. At each annual and special meeting of the stockholders of the Company (or at any adjournment or postponement thereof) held, or in any other circumstances upon which a vote, consent or other approval (including by written consent) is sought by or from the stockholders of the Company, in any case during the Ownership Period, Investor will, and will cause each of its Covered Affiliates to:

(a) cause all Beneficial Shares that Investor is entitled to vote at any meeting of stockholders to be present, in person or by proxy, at all meetings of the Company’s stockholders so that such Common Stock will be counted as present for purposes of determining the presence of a quorum of stockholders at such meeting; and

(b) cause all Beneficial Shares that Investor is entitled to vote at any meeting of stockholders, or in any other circumstances upon which a vote, consent or other approval (including by written consent) is sought by or from the stockholders of the Company, to be voted as follows:

(i) in favor of each director nominated and recommended by the Board (or a duly authorized committee thereof) for election at any stockholder meeting or otherwise;

(ii) against any stockholder nominations for directors that are not approved and recommended by the Board (or a duly authorized committee thereof) for election at any stockholder meeting or otherwise;

(iii) in favor of the Company’s proposal for ratification of the appointment of the Company’s independent registered public accounting firm;

(iv) in favor of the Company’s “say-on-pay” and “say-on-frequency” proposals, if applicable, and any proposal by the Company relating to executive compensation as recommended by the Board; and

(v) against any Activist Shareholder’s proposal that is not approved or recommended by the Board (or a duly authorized committee thereof).

(c) Notwithstanding anything in this Agreement to the contrary, in the event that any proposal publicly disclosed or submitted by a stockholder is subject to a vote of the Company’s stockholders and not subject to the voting provisions above, neither the Investor nor any of its Covered Affiliates shall, directly or indirectly, publicly comment on such proposal or otherwise discuss such proposal with any other stockholder of the Company or Beneficial Owner of any Common Stock (other than a Covered Affiliate), and if the Investor intends to vote the Beneficial Shares in a manner that is not in accordance with the Board’s recommendation with respect to such stockholder proposal, neither the Investor nor any of its Covered Affiliates shall, directly or indirectly, (x) except to the extent required by Law or regulation, disclose such intention to any person other than the Company or the Board or (y) permit any Beneficial Shares to be voted, in the case of each of (x) and (y), until the time of the relevant meeting of the Company’s stockholders.

Section 7.4 Board Rights.

(a) From and after the Closing Date and for so long as the Beneficial Shares represent (i) fifteen percent (15%) or more of the outstanding Common Stock, the Investor shall be entitled to designate two (2) individuals for appointment to the Board (each, an “Investor Designee”) and (ii) less than fifteen percent (15%) and equal to our greater than ten percent (10%) or more of the outstanding Common Stock, the Investor shall be entitled to designate one (1) Investor Designee for appointment to the Board.

(b) Promptly following the Closing, the Company shall appoint to the Board the initial number of Investor Designees. During the period that the Investor is entitled to designate an Investor Designee for appointment to the Board pursuant to Section 7.4(a), in the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal of any director who is designated by the Investor under this Section 7.4, the Company agrees to take at any time and from time to time all reasonable actions necessary to cause the vacancy created thereby to be filled as promptly as practicable by a new designee of the Investor designated in accordance with this Section 7.4.

(c) During the period that the Investor is entitled to designate any Investor Designees for appointment to the Board pursuant to Section 7.4(a), the Company shall include in the slate of nominees recommended by the Board, at all of the Company’s applicable annual or special meetings of stockholders at which directors are to be elected (or in any written consent for election of directors), the Investor Designees designated in accordance with this Section 7.4, and the Company shall use its best efforts to cause the election of each such Investor Designee to the Board, in connection therewith, in each case subject to applicable Law and it being further understood that the Company shall not be required to use any efforts or take any other steps in seeking to cause the election of an Investor Designee that would be in excess of the efforts and other steps undertaken by the Company in connection with the election of the other directors of the Board.

(d) In the event that the aggregate ownership of Common Stock of the Investor falls below the applicable thresholds set forth in Section 7.4(a), a number of the Investor Designees shall immediately tender their resignation as a director such that the remaining number of Investor Designees equals the number of directors the Investor is then entitled to designate under Section 7.4(a), and the Company may take all reasonable actions within its control to cause the removal of such directors. In the event that a vacancy is created by the resignation or removal of a director under this Section 7.4(d), then the Board may elect to replace such director in accordance with the Governing Documents of the Company.

(e) Notwithstanding anything to the contrary in this Section 7.4, the appointment and service of any such Investor Designee on the Board shall be subject to and conditioned upon: (i) the prior consent of the Nominating/Corporate Governance Committee of the Board (such consent not to be unreasonably withheld, conditioned or delayed), (ii) any such Investor Designee shall make himself or herself reasonably available for interviews, consent to such reasonable reference and background checks or other reasonable investigations and provide all such information (including information necessary to determine the nominee’s independence status under various requirements and institutional investor guidelines as well as information necessary to determine any disclosure obligations of the Company) as the Board or Nominating/Corporate Governance Committee of the Board may reasonably request, including all information required to be disclosed for directors, candidates for directors and their respective Affiliates and Representatives in a proxy statement, ESG report or other filing in accordance with applicable Law or any stock exchange rules or listing standards, and (iii) any such Investor Designee providing to the Company a written undertaking signed by such Investor Designee, agreeing to recuse himself or herself from any deliberations or discussions of the Board regarding this Agreement, the transactions contemplated hereby, other transactions between the Company and the Investor or other transactions that would reasonably give rise to conflicts of interest, in each case, if elicited by a majority of the independent directors of the Board or the audit committee of the Board.

(f) The Company shall reimburse the Investor Designees (or the employer of such Investor Designee, if applicable) for all reasonable travel and other reasonable and documented out-of-pocket expenses related to his or her role as such and relating to the performance of his or her duties on the Board, as applicable, on the same terms as other members of the Board. For the avoidance of doubt, the Investor Designees would not be compensated by the Company for his or her service or performance of his or her duties on the Board. At any time that an Investor Designee has been elected as a member of the Board, the Company agrees to have in effect, at the expense of the Company, a director and officer liability insurance policy for the benefit of the Company and such Investor Designee to the same extent as the Company provides such insurance covering the other members of the Board.

(g) During the period that the Investor is entitled to designate any Investor Designees for appointment to the Board pursuant to Section 7.4(a), the Company shall take all reasonable actions within its control at any given time so as to cause at least one Investor Designee to be appointed to any committee of the Board formed for the purpose of having supervisory authority or other risk management or a similar monitoring function over the Project and any other similar lithium exploration and production business segments or units, to the extent such directors are permitted to serve on such committees under the applicable rules of the Commission and the Principal Market or by any other applicable stock exchange or any other Law; provided, that the foregoing shall not at any time require the Board or the Company to establish any such committee. It is understood by the Parties that the Investor shall not be required to have the Investor Designees so represented on such committee and any failure to exercise such right in this Section 7.4(g) in a prior period shall not constitute any waiver of such right in a subsequent period.

(h) The Company hereby acknowledges that, in addition to the rights provided to each Investor Designee pursuant to the Company’s Governing Documents and any indemnification agreements that such Investor Designee may enter into with the Company from time to time (collectively, the “Indemnification Obligations”) (as beneficiaries of such rights each Investor Designee is herein referred to as a “Board Indemnitee”), the Board Indemnitees may have certain rights to indemnification and/or advancement of expenses provided by, and/or insurance obtained by, the Investor or its Affiliates, whether now or in the future (collectively, the “Affiliate Indemnitors”). Notwithstanding anything to the contrary in any of the Indemnification Obligations or this Agreement, the Company hereby agrees that, with respect to its indemnification and advancement obligations to any Investor Designee under the Indemnification Obligations, the Company (i) is the indemnitor of first resort (i.e., its obligations to indemnify the Board Indemnitees are primary and any obligation of the Affiliate Indemnitors or their insurers to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any of the Board Indemnitees (or any Affiliate thereof) is secondary and excess), (ii) shall be required to advance the full amount of expenses incurred by each Board Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by each Board Indemnitee or on such Person’s behalf, in each case, to the extent legally permitted and required by the Indemnification Obligations, without regard to any rights such Board Indemnitees may have against the Affiliate Indemnitors or their insurers, and (iii) irrevocably waives, relinquishes and releases the Affiliate Indemnitors and such insurers from any and all claims against the Affiliate Indemnitors or such insurers for contribution, by way of subrogation or any other recovery of any kind in respect thereof. In furtherance and not in limitation of the foregoing, the Company agrees that in the event that any Affiliate Indemnitor or its insurer should advance any expenses or make any payment to a Board Indemnitee for matters for which the Company is required to advance expenses or indemnify a Board Indemnitee pursuant to the Indemnification Obligations, the Company shall reimburse such Affiliate Indemnitor or insurer to the extent of its obligations under the Indemnification Obligations. The Company agrees that the Board Indemnitees are third party beneficiaries of this Section 7.4(h), able to enforce this Section 7.4(h) according to its terms as if a party hereto. Nothing contained in the Indemnification Obligations shall limit the scope of this Section 7.4(h) or the other terms set forth in this Agreement.

Section 7.5 Preemptive Rights.

(a) During the Ownership Period, if the Company or any of its Subsidiaries proposes to make any offering of any equity securities, or instrument convertible into or exchangeable for any equity securities, of the Company or any of its Subsidiaries, or any option or warrant by the Company or any of its Subsidiaries with respect to any of the foregoing (collectively “Preemptive Securities”) (in each case, other than issuances of any Preemptive Securities (1) to directors, officers, employees, advisors, consultants or other agents of the Company in connection with their service as directors of the Company or their employment by the Company, in each case authorized by the Board pursuant to an employee stock option plan, management incentive plan, restricted stock plan, stock purchase plan or stock ownership plan or similar benefit plan, program or agreement, (2) in connection with any “business combination” (as defined in the rules and regulations promulgated by the Commission) or otherwise made as initial or deferred consideration for any acquisition (by sale, merger in which the Company is the surviving corporation, or otherwise) by the Company of equity in, or assets of, another Person, business unit, division or business, (3) as a result of a stock split, stock dividend, reclassification or reorganization or similar event, (4) to a Third Party financial institution in connection with a bona fide borrowing by the Company or its Subsidiaries in kind and size typical to those offered as a customary “equity kicker” in connection with similar transactions, and (5) by a Subsidiary of the Company to the Company or a wholly owned Subsidiary of the Company (collectively “Excluded Securities”)), the Investor shall be afforded the opportunity to acquire from the Company or its Subsidiary, as applicable, the Investor’s Preemptive Rights Portion of such Preemptive Securities for the same price and on the same terms as those offered to the other purchasers of such Preemptive Securities; provided, that the Investor shall not be entitled to acquire any Preemptive Securities pursuant to this Section 7.5 to the extent the issuance of such Preemptive Securities to the Investor would require approval of the stockholders of the Company as a result of any such Investor status, if applicable, as an Affiliate or related party of the Company or pursuant to the rules and listing standards of the Principal Market (including NYSE Listed Company Manual Section 312.03(c)), in which case the Company may in its discretion consummate the proposed issuance of Preemptive Securities to other Persons prior to obtaining approval of the stockholders of the Company (subject to compliance by the Company with Section 7.5(e) below).

(b) Subject to the foregoing proviso in Section 7.5(a), the amount of Preemptive Securities that the Investor shall be entitled to purchase in the aggregate shall be determined by multiplying (1) the total number of such offered shares of Preemptive Securities by (2) a fraction, the numerator of which is the number of Beneficial Shares, as of such date, and the denominator of which is the aggregate number of shares of Common Stock (on a fully diluted basis) outstanding as of such date (the “Preemptive Rights Portion”). The Investor may assign its rights to acquire Preemptive Securities pursuant to this Section 7.5 to any Permitted Transferee; provided that such Permitted Transferee agrees in writing for the express benefit of the Company (in form and substance reasonably satisfactory to the Company and with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement.

(c) If the Company proposes to offer Preemptive Securities other than Excluded Securities, it shall give the Investor written notice of its intention, describing the anticipated price (or range of anticipated prices), anticipated amount of Preemptive Securities and other material terms and timing upon which the Company proposes to offer the same at least five (5) Business Days prior to such issuance (provided that, to the extent the terms of such offering cannot reasonably be provided five (5) Business Days prior to such issuance, notice of such terms may be given as promptly as reasonably practicable but in any event prior to such issuance). The Company may provide such notice to the Investor on a confidential basis prior to public disclosure of such offering. The Investor may notify the Company in writing at any time on or prior to the second (2nd) Business Day immediately preceding the date of such issuance (or, if notice of all such terms has not been given prior to the second (2nd) Business Day immediately preceding the date of such issuance, at any time prior to such issuance) whether the Investor will exercise such preemptive rights and as to the amount of Preemptive Securities the Investor desires to purchase, up to the maximum amount calculated pursuant to Section 7.5(b). Such notice to the Company shall constitute a binding commitment by the Investor to purchase the amount of Preemptive Securities so specified at the price and other terms set forth in the Company’s notice to it. Subject to receipt of the requisite notice of such issuance by the Company, the failure of the Investor to respond prior to the time a response is required pursuant to this Section 7.5(c) shall be deemed to be a waiver of the Investor’s purchase rights under this Section 7.5 only with respect to the offering described in the applicable notice. If the Investor elects to purchase Preemptive Securities pursuant to this Section 7.5, the Investor, at its expense, shall make any filings required in connection with such purchase under antitrust or other applicable Law promptly following the Investor’s delivery to the Company of the corresponding notice and shall use reasonable efforts to obtain applicable antitrust clearance and approval under antitrust or other applicable laws. Notwithstanding the requirements of this Section 7.5(c), in the case of an underwritten public offering, the Company may satisfy its obligations under Section 7.5 by directing the underwriters for such offering to allocate Preemptive Securities to satisfy any amount requested by Investor up to Investor’s Preemptive Rights Portion.

(d) Investor shall purchase the Preemptive Securities that it has elected to purchase under this Section 7.5 concurrently with the related issuance of such Preemptive Securities by the Company (subject to the receipt of any required approvals from any Governmental Authority to consummate such purchase by the Investor). If the proposed issuance by the Company of securities which gave rise to the exercise by the Investor of its rights pursuant to this Section 7.5 shall be terminated or abandoned by the Company without the issuance of any Preemptive Securities, then the purchase rights of the Investor pursuant to this Section 7.5 shall also terminate as to such proposed issuance by the Company (but not any subsequent or future issuance), and any funds in respect thereof paid to the Company by the Investor in respect thereof shall be promptly refunded in full.

(e) In the event that the Investor is not entitled to acquire any Preemptive Securities pursuant to this Section 7.5 because such issuance would require the Company to obtain stockholder approval in respect of the issuance of such Preemptive Securities to the Investor as a result of any such Investor’s status, if applicable, as an Affiliate or related party of the Company or pursuant to the rules and listing standards of the Principal Market (including NYSE Listed Company Manual Section 312.03(c)), the Company may, in lieu of offering to the Investor the right to purchase the applicable portion of the Preemptive Securities as set forth above at the time such Preemptive Securities are offered, comply with the provisions of this Section 7.5 by making an offer at such reasonable later time to sell to the Investor the number of Preemptive Securities that the Investor would have been entitled to purchase under this Section 7.5 if such offering occurred at the same time as the offering is effected (subject to obtaining the relevant stockholder approval, if required). In such event, for all purposes of this Section 7.5(e), the number of such Preemptive Securities that the Investor shall be entitled to purchase under Section 7.5(a) shall be determined taking into consideration the actual number of Preemptive Securities sold in the applicable offering so as to achieve the same economic effect as if such offer were made prior to the applicable offering.

(f) The election by the Investor to not exercise its rights under this Section 7.5 in any one instance shall not affect its rights as to any subsequent proposed issuance.

(g) The Company and the Investor shall cooperate in good faith to facilitate the exercise of the Investor’s rights pursuant to this Section 7.5, including securing any required approvals or consents.

Section 7.6 Information Rights. During the Ownership Period, in order to facilitate the Investor’s compliance with applicable Law related to the Beneficial Ownership by the Investor of Common Stock of the Company and reasonable oversight of the Investor’s investment in the Company, the Company agrees to provide the Investor with the following:

(a) within ninety (90) days after the end of each fiscal year of the Company, (A) an audited, consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, (B) an audited, consolidated income statement of the Company and its Subsidiaries for such fiscal year and (C) an audited, consolidated statement of cash flows of the Company and its Subsidiaries for such fiscal year; provided, that this requirement shall be deemed to have been satisfied if the Company files its annual report on Form 10-K for the applicable fiscal year with the Commission (regardless of whether such filing occurs within ninety (90) days after the end of such fiscal year);

(b) within forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Company, (A) an unaudited, consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter, (B) an unaudited, consolidated income statement of the Company and its Subsidiaries for such fiscal quarter and (C) an unaudited, consolidated statement of cash flows of the Company and its Subsidiaries for such fiscal quarter; provided, that this requirement shall be deemed to have been satisfied if the Company files its quarterly report on Form 10-Q for the applicable fiscal quarter with the Commission (regardless of whether such filing occurs within forty-five (45) days after the end of such fiscal quarter); and

(c) reasonable access, to the extent reasonably requested by the Investor, to the offices and the properties of the Company and its Subsidiaries, including its and their books and records, including as related to the Project, and to discuss its and their affairs, finances and accounts and matters related to the Project, capital structure and financing with its and their officers, all upon reasonable notice and at such reasonable times and as often as the Investor and the Investor Designees may reasonably request; provided, that any investigation pursuant to this Section 7.6(c) shall be conducted at the Investor’s sole cost and expense, during normal business hours and in a manner so as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries;

provided, that the Company shall not be obligated to provide such access or materials if the Company determines, in its reasonable judgment, that doing so would reasonably be expected to (i) result in the disclosure of trade secrets or competitively sensitive information, (ii) violate applicable Law, an applicable judgment, order or a contract or obligation of confidentiality owing to a Third Party, (iii) jeopardize the protection of an attorney-client privilege, attorney work product protection or other legal privilege, after receiving reasonable advice from counsel (including internal counsel) with respect to such matter (provided, however, that the Company shall use reasonable efforts to provide alternative, redacted or substitute documents or information in a manner that would not result in the loss of the ability to assert attorney-client privilege, attorney work product protection or other legal privileges), or (iv) expose the Company to risk of liability for disclosure of personal information (provided, however, that the Parties shall use their commercially reasonable efforts to disclose such information in a manner that would not expose the Company to such risk). In addition, notwithstanding anything to the contrary contained herein, neither the Company nor any of its Subsidiaries will be required to provide any information or material that relates to, contains or reflects any analyses, studies, notes, memoranda and other information related to or prepared in connection with this Agreement or the transactions contemplated hereby or any matters relating thereto or any transactions with or matters relating to the Investor or any Affiliates of the Investor. Investor shall hold and use any information that it receives pursuant to this Section 7.6 solely for purposes of managing its investment in the Company, and shall not use or disclose any material nonpublic information regarding the Company to trade in any equity securities of the Company or any derivatives thereof.

Section 7.7 Confidentiality.

(a) If this Agreement is, for any reason, terminated prior to Closing, the Confidentiality Agreement shall continue in full force and effect in accordance with its terms. Effective upon the Closing, the Confidentiality Agreement shall terminate; provided, that such termination will not be deemed to relieve any party from any liability or obligation under the Confidentiality Agreement arising out of any breach or violation of the Confidentiality Agreement occurring prior to such termination.

(b) From and after the Closing, Investor shall, and shall cause its Covered Affiliates and its and their respective Representatives (including the Investor Designees) to keep confidential all Confidential Information, provided, however, that (i) Investor Designees may, subject to and in compliance with applicable securities Laws and confidentiality obligations and policies applicable to all directors of the Company insofar as applicable to the provision of information to Third Parties other than Covered Affiliates, provide Confidential Information to Investor and (ii) Investor may, subject to and in compliance with applicable securities Laws, provide Confidential Information to any of its Covered Affiliates or Representatives to the extent reasonably necessary (and to the extent such Person reasonably needs to know such information) in connection with Investor’s investment in the Company; provided, however, that Investor will cause any such recipient to agree to comply, and to comply, with the provisions of this Section 7.7 applicable to Investor, it being understood that Investor will be responsible for any breach of the provisions hereof by such recipient. Notwithstanding the foregoing, Investor, its Covered

Affiliates, the Investor Designees, and any director, officer or employee of Investor or any of its Covered Affiliates who receives Confidential Information may disclose any such Confidential Information to the extent required by applicable Law; provided, that to the extent permissible under applicable Law, the disclosing Party (i) gives the Company reasonable notice of any such requirement so that the Company may seek appropriate protective measures (at the Company’s sole cost) and (ii) reasonably cooperates with the Company (to the extent requested by the Company and at the Company’s sole cost) in attempting to obtain such protective measures. Notwithstanding anything to the contrary in this Agreement, the Investor shall not provide, and shall cause its Representatives and Covered Affiliates not to provide, any Confidential Information to any Investor Excluded Parties or portfolio companies (as such term is commonly used in the private equity industry) of the Investor or any of its Affiliates (that are not a Covered Affiliates) or any Representatives of such portfolio companies.

(c) Investor acknowledges that it is aware, and will advise any of its Covered Affiliates who receive Confidential Information pursuant to this Section 7.7 or otherwise, that applicable securities Laws prohibit any Person who has received material, non-public information from purchasing or selling securities on the basis of such information or from communicating such information to any other Person unless in compliance with such Laws.

Section 7.8 No Integration. The Company agrees that it will not and will cause its Affiliates not to sell, offer for sale or solicit offers to buy any security of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such sale, offer for sale or solicitation of an offer to buy would render invalid (for the purpose of the sale of the Shares by the Company to the Purchaser) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or otherwise.

Section 7.9 Section 16 Matters. If the Company becomes a party to a consolidation, merger or other similar transaction that may result in the Investor, or its Affiliates and/or its Investor Designees being deemed to have made a disposition of equity securities of the Company or derivatives thereof for purposes of Section 16 of the Exchange Act, and if an Investor Designee is serving on the Board at such time or has served on the Board during the preceding six (6) months (i) the Board will pre-approve such disposition of equity securities of the Company or derivatives thereof for the express purpose of exempting the Investor’s, its Affiliates’ and its Investor Designee’s interests (to the extent the Investor or its Affiliates may be deemed to be “directors by deputization”) in such transaction from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder and (ii) if the transaction involves (A) a merger or consolidation to which the Company is a party and the Common Stock is, in whole or in part, converted into or exchanged for equity securities of a different issuer, (B) a potential acquisition by Investor, Investor’s Affiliates, and/or the Investor Designee of equity securities of such other issuer or derivatives thereof and (C) an Affiliate or other designee of the Investor or its Affiliates will serve on the board of directors (or its equivalent) of such other issuer, then if the Company requires that the other issuer pre-approve any acquisition of equity securities or derivatives thereof for the express purpose of exempting the interests of any director or officer of the Company or any of its Subsidiaries in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder, the Company shall use commercially reasonable efforts to require that such other issuer pre-approve any such acquisitions of equity securities or derivatives thereof for the express purpose of exempting the interests of Investor’s, its Affiliates’ and its Investor Designee’s (for the

Investor and/or its Affiliates, to the extent such Persons may be deemed to be “directors by deputization” of such other issuer) in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder. The Company also agrees that the Company’s Board shall take any additional reasonable action as is requested by the Investor to cause the exemption of the Transactions and any other transactions expressly contemplated by this Agreement from the liability provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 so long as the Investor has the right to appoint an Investor Designee under Section 7.4 or any such Investor Designee serves on the Company’s Board or is subject to Section 16 of the Exchange Act. The Investor agrees to cooperate with the Company and to promptly provide such information reasonably required by the Company in connection with the performance of its obligations under this Section 7.9.

Section 7.10 Tax Matters. Each Party and any applicable withholding agent shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement to the extent required by applicable Law. At least three (3) Business Days prior to the Closing Date, the Purchaser shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9. The Parties shall reasonably cooperate to obtain any affidavits, certificates and other documents as may reasonably be expected to afford reduction of or relief from such deduction or withholding. Any amounts that are deducted or withheld shall be timely paid over to the appropriate tax authority and shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

ARTICLE VIII

REGISTRATION RIGHTS

Section 8.1 Shelf Registration Rights.

(a) The Company will use its reasonable best efforts to (i) file with the Commission, on or prior to the date that is thirty (30) days prior to the expiration of the Lock-Up Period, a Shelf Registration Statement, and (ii) cause the Shelf Registration Statement to be declared effective under the Securities Act or become automatically effective, if available, no later than upon expiration of the Lock-Up Period (for purposes of clarity, if the Company is then ineligible to register for resale all of the Registrable Securities on Form S-3, such registration shall be on such other form available to register for resale all of the Registrable Securities as a secondary offering). Subject to the provisions of Section 8.5, the Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective under the Securities Act in order to permit the prospectus forming a part thereof to be usable by the Investor until the day the Investor no longer holds any Registrable Securities. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement, unless in response to a comment or request from the staff of the Commission.

(b) The Investor may from time to time request to sell all or any portion of the Registrable Securities in an Underwritten Offering that is registered under the Shelf Registration Statement that includes roadshow presentations or investor calls by management of the Company or other marketing efforts by the Company or its management, (a “Marketed Underwritten Offering”); provided that, in the case of each such Marketed Underwritten Offering the Registrable Securities proposed to be sold shall have an aggregate offering price of at least $50,000,000. The Company will not be required to effectuate more than three Marketed Underwritten Offerings within any 12-month period.

(c) The Investor may from time to time request to sell all or any portion of the Registrable Securities in an Underwritten Offering that is registered under the Shelf Registration Statement that does not include any marketing efforts by the Company or its management, including a “block trade” and an “overnight transaction” (a “Non-Marketed Underwritten Offering”); provided that, in the case of each such Non-Marketed Underwritten Offering the Registrable Securities proposed to be sold shall have an aggregate offering price of at least $10,000,000. For the avoidance of doubt, unless otherwise agreed to by the Investor, no other holder of Company securities shall have the right to participate in a Non-Marketed Underwritten Offerings.

(d) Subject to the provisions of Section 8.5, the Investor may from time to time initiate an offering or sale of all or part of its Registrable Securities that does not constitute an Underwritten Offering (a “Non-Underwritten Shelf Takedown”) in accordance with the plan of distribution of the Shelf Registration Statement. For the avoidance of doubt, unless otherwise agreed to by the Investor no other holder of Company securities shall have the right to participate in a Non-Underwritten Shelf Takedown.

(e) All requests for Marketed Underwritten Offerings and Non-Marketed Underwritten Offerings shall be made by giving written notice to the Company (an “Underwritten Offering Notice”), and upon receipt of an Underwritten Offering Notice the Company shall use its reasonable best efforts to effect such Marketed Underwritten Offering or Non-Marketed Underwritten Offering, as applicable, as expeditiously as reasonably possible for the number of Registrable Securities requested and in the manner requested by the Investor, subject to the terms of this Agreement. Each Underwritten Offering Notice shall specify (i) the approximate number of Registrable Securities to be sold in such Underwritten Offering, (ii) whether such Underwritten Offering will be a Marketed Underwritten Offering or a Non-Marketed Underwritten Offering, (iii) the intended marketing efforts, if any, and (iv) the name(s) of the underwriter(s), if then known. Notwithstanding the foregoing, the Company is not obligated to effect an Underwritten Offering within sixty (60) days after the closing of a prior Underwritten Offering.

(f) The Company shall not include in any Marketed Underwritten Offering any other securities without the prior written consent of the Investor. If, in connection therewith, the lead bookrunning underwriter(s) advise the Company, in writing, that, in their reasonable opinion, the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such Marketed Underwritten Offering exceeds the number of Registrable Securities and other securities that can be sold in an orderly manner in such offering within a price range acceptable to the Investor, the Company shall include in such Marketed Underwritten Offering the number and type of Registrable Securities and other securities that can be so sold in the following order of priority: (i) first, the Registrable Securities requested to be included in such Marketed Underwritten Offering by the Investor and (ii) second, other securities, including any securities the Company proposes to sell for its own account or requested to be included in such Marketed Underwritten Offering to the extent permitted hereunder.

Section 8.2 Piggyback Registrations.

(a) Participation. If the Company at any time following the Closing proposes to (i) file a Registration Statement under the Securities Act with respect to any offering of Common Stock for its own account or for the account of any other Persons (other than (x) a Registration under Section 8.1, (y) a Registration on Form S-4 or S-8 or any successor form to such Forms, or (z) a Registration Common Stock pursuant to a dividend reinvestment or stock purchase plan), or (ii) file a prospectus supplement to effectuate an Underwritten Offering of Common Stock for its own account or for the account of any other Persons as a takedown from an effective Shelf Registration Statement previously filed under the Securities Act and to which selling stockholders may be added pursuant to the Commission’s rules by means of a prospectus supplement, then, as soon as practicable (but in no event less than five (5) Business Days prior to the proposed date of public filing of such Registration Statement or prospectus supplement, as applicable), the Company shall give written notice of such proposed filing to Investor (a “Piggyback Notice”), and such Piggyback Notice shall offer Investor the opportunity to Register under such Registration Statement or include in such prospectus supplement, as appliable, such number of Registrable Securities as Investor may request in writing (a “Piggyback Registration”). Subject to Section 8.2(b), the Company shall use commercially reasonable efforts to include in such Registration Statement or prospectus supplement, as applicable, all such Registrable Securities that are requested to be included therein (each a, “Piggyback Request”) within five (5) Business Days after the receipt by Investor of any such Piggyback Notice; provided, that if at any time after giving a Piggyback Notice and prior to the effective date of the Registration Statement or the initial filing of the prospectus supplement filed in connection with such Registration, the Company shall determine for any reason not to Register or to delay Registration of such securities, the Company shall give written notice of such determination to Investor, and, thereupon, (i) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay Registering, shall be permitted to delay Registering any Registrable Securities, for the same period as the delay in Registering such other securities. If the offering pursuant to such Registration Statement is to be an Underwritten Offering, then Investor and the Company shall make such arrangements with the managing underwriter or underwriters so that Investor may participate in such Underwritten Offering on the same terms as any other shares of capital stock of the Company included in the offering.

(b) Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering included in a Piggyback Registration determine that that the inclusion of some or all of the Registrable Securities and other securities proposed to be included in the registration and the Underwritten Offering would adversely affect the successful marketing (including pricing) of the offering, then the Company shall include in such Registration Statement only such number of Registrable Securities and other securities as such underwriters have advised the Company can be sold in such offering without such adverse effect, to be allocated in the following manner: (i) in cases initially involving the registration for sale of securities for the Company’s own account: (A) first, one hundred percent (100%) of the securities that the Company proposes to sell for its own account; (B) second, the number of Registrable Securities requested to be included in such offering by the Investor; (C) third, the number of Registrable Securities requested to be included in such offering by any other stockholders holding registration rights; and (D) only if all of the securities referred to in clauses (A) through (B) have been included in such registration, any other securities eligible for inclusion in such registration; and (ii) in cases initially involving the registration for sale of securities for the account of another stockholder pursuant to such stockholder’s exercise of demand registration rights, (A) first, the number of Registrable Securities requested to be included in such offering by such initiating stockholder and the Investor and, pro rata among all such Persons referenced in this clause (A); and (B) if all of the securities referred to in clause (A) have been included in such registration, the number of securities that the Company and any other securityholders propose to sell for their respective account, apportioned as agreed among the Persons referenced in this clause (B).

(c) Withdrawal. Investor shall have the right to withdraw all or part of its request for inclusion of its Registrable Securities in a Piggyback Registration by giving written notice to the Company of its request to withdraw; provided, that (i) in connection with a new Registration Statement, such request must be made in writing prior to the effectiveness of such Registration Statement, (ii) in connection with an Underwritten Offering that constitutes a takedown from an existing Shelf Registration Statement, prior to time at which the offering price and/or underwriter’s discount are determined with the managing underwriter(s), and (iii) such withdrawal shall be irrevocable and, after making such withdrawal, Investor shall no longer have any right to include Registrable Securities in the Piggyback Registration as to which such withdrawal was made, provided, that withdrawal from a general Shelf Registration Statement shall not preclude subsequent participation in a Piggyback Registration contemplated by Section 8.2(a)(ii).

Section 8.3 Obligations of the Company. In connection with any Registration pursuant to this Article VIII, the Company will:

(a) furnish to Investor and its counsel copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus) and any amendment or supplement thereto proposed to be filed in connection with such Registration and provide Investor and its counsel a reasonable opportunity to review and comment on such Registration Statement;

(b) furnish to Investor such number of copies of any prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as Investor may reasonably request in order to facilitate the disposition of Registrable Securities from time to time;

(c) promptly following its knowledge thereof, notify Investor:

(i) of the time when the Registration Statement has been declared effective or when a supplement or amendment to any prospectus forming a part of such Registration Statement has been filed (other than any deemed amendment of the Registration Statement by means of a document filed by the Company under the Exchange Act);

(ii) after the Registration Statement becomes effective, of any request by the Commission that the Company amend or supplement the Registration Statement or prospectus forming a part of the Registration Statement or for additional information; and

(iii) of the issuance by the Commission or any other Governmental Authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any Proceeding for such purpose; provided, that the Company will use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of the Registration Statement, or the suspension of the qualification of any Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest practical time;

(d) use its commercially reasonable efforts to prepare and file with the Commission such amendments (including post-effective amendments) and supplements to the Registration Statement for such Registration and the prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective for the period required by this Agreement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement in accordance with the method of distribution set forth in such Registration Statement for such period;

(e) as promptly as reasonably practicable notify the Investor at any time of the Company’s discovery of the occurrence of any event as a result of which the prospectus included in the Registration Statement for such Registration, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing (provided, however, that no such notice by the Company shall be required in the event that the Company either promptly files a prospectus supplement to update the prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which in either case, contains the requisite information that results in such Registration Statement no longer containing any untrue statement or material fact or omitting to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading);

(f) use its commercially reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under the securities or “blue sky” Laws of such jurisdictions within the United States as will be reasonably requested by Investor, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof while the Investor holds any Registrable Securities, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times while the Investor holds any Registrable Securities, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, that the Company will not be required in connection therewith or as a condition thereto to qualify to do business or otherwise become subject to taxation or service of process in suits in any such jurisdictions where it is not already so qualified or subject. The Company will promptly notify Investor in writing of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” Laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any Proceeding for such purpose;

(g) in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(h) in connection with any Marketed Underwritten Offering, cause its officers to use their commercially reasonable efforts, on a customary basis and upon reasonable notice, to support the marketing of the Registrable Securities covered by such offering (including participation in “road shows”, investor calls, and other similar marketing efforts); provided, however, such marketing efforts shall not include a “road show” requiring the Company’s officers to travel outside the city in which they are primarily located at such time and the involvement of the officer(s) therein shall not exceed two (2) days of marketing;

(i) (i) use its commercially reasonable efforts to cause all the Registrable Securities covered by the Registration Statement to be listed on the Principal Market and (ii) pay all associated fees and expenses with such listing;

(j) provide a transfer agent and registrar for all Registrable Securities and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of the Registration Statement;

(k) promptly make available for inspection by Investor, any underwriters, in the case of an Underwritten Offering, and their respective Representatives customary due diligence materials, including all financial and other records, pertinent corporate documents and properties of the Company during normal business hours at the offices where such information is typically kept, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by Investor, such underwriters, or any such Representatives, in each case, as reasonably necessary or advisable to verify the accuracy of the information in the Registration Statement and to conduct appropriate due diligence in connection therewith as is customary for similar due diligence examinations; provided, that, any Confidential Information will be kept confidential by Investor or any such Representative, except if disclosure of such Confidential Information is required by Law, court or administrative order or in connection with an audit or examination by, or a blanket document request from, a regulatory or self-regulatory authority, bank examiner or auditor, in which case the Investor or any such Representative shall, to the extent permitted by applicable Law and regulation, be required to give the Company written notice of the proposed disclosure prior to such disclosure and, if requested by the Company, use commercially reasonably efforts to assist the Company (at the Company’s sole expense) in seeking to prevent or limit the proposed disclosure;

(l) in connection with any Underwritten Offering, use commercially reasonable best efforts to obtain (A) opinions of counsel for the Company, covering the matters customarily covered in opinions requested in underwritten offerings, including a “negative assurances letter”, as well as such other matters as may reasonable be requested and (B) “comfort”

letters and “bring-down” updates thereof (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed upon procedures” letter) signed by the independent public accountants who have certified the Company’s financial statements and, to the extent required, any other financial statements included in the applicable Registration Statement, covering the matters customarily covered in “comfort” letters in connection with underwritten offerings;

(m) promptly, including upon notice of the intention of Investor to sell all or part of its Registrable Securities in an Underwritten Offering (i) incorporate in one or more prospectus supplements or post-effective amendments to the Registration Statement such information as Investor reasonably believes is required by the Securities Act to be included therein relating to the any proposed offer and sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being sold from time to time, the purchase price being paid therefor and any other terms of any offering of Registrable Securities; and (ii) make all required filings of any such prospectus supplement or post-effective amendment after being notified intention of Investor to sell, any such sale or otherwise of any of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(n) use its commercially reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Authorities in the United States as may be necessary to consummate the disposition of such Registrable Securities; and

(o) take all other reasonable actions as necessary and reasonably requested by Investor to expedite and facilitate disposition by Investor from time to time of Registrable Securities pursuant to the Registration Statement, including by one or more Underwritten Offerings.

Section 8.4 Obligations of Investor. Investor will:

(a) furnish to the Company such information regarding Investor and its plan and method of distribution of such Registrable Securities as the Company may, on advice of counsel, reasonably determine is required by applicable Law, including information required by Item 507 of Regulation S-K promulgated under the Securities Act, it being understood that it shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article VIII with respect to any Registrable Securities held by the Investor that the Company shall have received all the applicable information required from the Investor. The Company will notify Investor in writing of any such information that the Company reasonably requires from Investor, and Investor will furnish such required information to the Company as promptly as practical after being notified by the Company, provided, that any information that is designated in writing by Investor, in good faith, as confidential at the time of delivery of such information will be kept confidential by the Company and will not be disclosed except to the Company’s counsel, for purposes of determining whether applicable Law requires such information to be disclosed in the Registration Statement;

(b) upon receipt of any notice from the Company of the occurrence of any event of the type described in Section 8.3(c)(ii) or Section 8.3(c)(iii), discontinue disposition of Registrable Securities covered by the Registration Statement and suspend use of the Registration Statement or prospectus forming a part of the Registration Statement until the Company has provided an amendment or supplement to the Registration Statement or prospectus or the Company has advised that the use of the Registration Statement or prospectus may be resumed;

(c) upon receipt of any notice from the Company of a delay or suspension pursuant to the terms of Section 8.5, discontinue disposition of Registrable Securities covered by the Registration Statement and suspend use of the Registration Statement or prospectus forming a part of the Registration Statement until the Company has provided an amendment or supplement to the Registration Statement or prospectus or the Company has advised that the use of the Registration Statement or prospectus may be resumed; and

(d) in the event of any underwritten public offering of Registrable Securities, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering.

Section 8.5 Company Suspension Rights. Notwithstanding anything in this Article VIII to the contrary, the Company may delay the filing of the Registration Statement or a request for acceleration of the effective date, or suspend the effectiveness of the Registration Statement, if the Company determines in good faith that such filing, acceleration or continued effectiveness would (i) materially interfere with any bona fide material financing, acquisition, corporate reorganization or merger or any other material transaction or event involving the Company, (ii) require the Company to make a public disclosure of material non-public information that, in the good faith judgment of the Company: (A) would be required to be made in any Registration Statement filed with the Commission by the Company so that such Registration Statement would not be materially misleading; (B) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement; and (C) the Company has a bona fide business purpose for not disclosing publicly, (iii) the Company does not yet have appropriate financial statements of any acquired or to be acquired entities required to be included in an effective Registration Statement, or (iv) any other event occurs that makes any statement of a material fact made in the Registration Statement, including any document incorporated by reference therein, untrue or that requires the making of any additions or changes in the Registration Statement in order to make the statements therein not misleading; provided, however, that suspension periods pursuant to this Section 8.5 shall not exceed ninety (90) days in the aggregate in any twelve (12)-month period and no suspension period shall commence unless and until Investor receives notice thereof. If the Company suspends the effectiveness of the Registration Statement pursuant to this Section 8.5, the Company will, as promptly as reasonably practicable following the termination of the circumstance which entitled the Company to do so, take such actions as may be necessary to reinstate the effectiveness of the Registration Statement and give written notice to Investor authorizing Investor to resume offerings and sales pursuant to the Registration Statement. If as a result thereof the prospectus included in the Registration Statement has been amended or supplemented to comply with the requirements of the Securities Act, the Company will enclose such revised prospectus with the notice to Investor given pursuant to this Section 8.5. After the expiration of any suspension period and without further request from Investor, the Company will effect the filing (or if required amendment or supplement) of the Registration Statement, or the filing of other documents, as necessary to allow Investor to resell the Registrable Securities as set forth herein.

Section 8.6 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to this Article VIII will be borne and paid by the Company, provided that, Registration Expenses for any Registration Statement that is withdrawn in its entirety solely at the request of the Investor shall be borne by the Investor. All Selling Expenses relating to Registrable Securities registered pursuant to this Article VIII will be borne and paid by Investor.

Section 8.7 Indemnification. If any Registrable Securities are included in the Registration Statement under this Article VIII:

(a) To the extent permitted by applicable Law, the Company will indemnify and hold harmless Investor, its Affiliates, and its current and former Representatives (the “Company Indemnified Parties”) from and against any and all Damages, and the Company will reimburse each Company Indemnified Party for any legal or other expenses reasonably incurred thereby in connection with investigating or defending any Proceeding from which Damages may result; provided, however, that the indemnity agreement contained in this Section 8.7(a) will not apply to amounts paid in settlement of any such Proceeding if such settlement is effected without the consent of the Company, which consent will not be unreasonably withheld or delayed, nor will the Company be liable for any Damages to the extent that such Damages arise out of or are based upon any untrue statement or omissions made in reliance upon and in conformity with written information furnished by or on behalf of Investor expressly for use in connection with the Registration Statement.

(b) To the extent permitted by applicable Law, Investor will indemnify and hold harmless the Company, its Affiliates and its Representatives against any Damages, and Investor will reimburse the Company and its Representatives for any legal or other expenses reasonably incurred thereby in connection with investigating or defending any Proceeding from which Damages may result, in each case only to the extent that such Damages arise out of or are based upon untrue statements or omissions made in reliance upon and in conformity with written information furnished by or on behalf of Investor expressly for use in connection with the Registration Statement; provided, however, that the indemnity agreement contained in this Section 8.7(b) will not apply to amounts paid in settlement of any such Proceeding if such settlement is effected without the consent of Investor, which consent will not be unreasonably withheld. Notwithstanding the foregoing, in no event shall any indemnity under this Section 8.7(b) payable by Investor exceed an amount equal to the net proceeds received by Investor in respect of the Registrable Securities actually sold pursuant to the Registration Statement at issue.

(c) Promptly after receipt by an indemnified party under this Section 8.7 of notice of the commencement of any Proceeding (including any Proceeding by a Governmental Authority) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying Party under this Section 8.7, give the indemnifying Party notice of the commencement thereof. In case any such Proceeding is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying Party, the indemnifying Party will be entitled to participate in, and, to the extent that it will elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel selected by the indemnifying Party that is reasonably satisfactory to such indemnified party; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) will have the right to retain separate counsel, with the fees and expenses to be paid by the indemnifying Party, if representation of such indemnified party by the counsel retained by the indemnifying Party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such Proceeding. Upon receipt of notice from the indemnifying Party to such indemnified party of such indemnifying Party’s election so to assume the defense of such Proceeding and approval by the indemnified party of counsel, the indemnifying Party will not be liable to such indemnified party under this Section 8.7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party will have employed separate counsel in accordance with the preceding sentence. The failure to give notice to the indemnifying Party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.7, except to the extent that the indemnifying Party would be materially prejudiced as a proximate result of such failure to notify. Without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), no indemnifying Party may effect any settlement of any pending or threatened Proceeding unless such settlement (i) includes an unconditional release of such indemnified party from all liability arising out of such proceeding and (ii) does not include any statement to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for this Section 8.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party, other than pursuant to its terms, with respect to any Damages or action referred to therein, then, subject to the limitations contained in this Section 8.7, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other, in connection with the actions, statements or omissions that resulted in such Damages or action, as well as any other relevant equitable considerations. The relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, shall be determined by a court of competent jurisdiction by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by such indemnifying party or such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 8.7(d) was determined solely upon pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence. Notwithstanding the foregoing, the amount Investor will be obligated to contribute pursuant to this Section 8.7(d) will be limited to an amount equal to the net proceeds received by Investor in respect of the Registrable Securities actually sold pursuant to the Registration Statement which gives rise to such obligation to contribute. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 8.8 Reports Under Exchange Act by the Company. With a view to making available to Investor the benefits of Commission Rule 144 and any other rule or regulation of the Commission that may at any time permit Investor to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 or Form S-1, the Company will:

(a) make and keep available adequate current public information, as those terms are understood and defined in Commission Rule 144;

(b) use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

(c) furnish upon request to Investor (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of Commission Rule 144, the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3; and (ii) such other information as may be reasonably requested in availing Investor of any rule or regulation of the Commission that permits the selling of any such securities without registration; and

(d) take such additional action as is reasonably requested by Investor to enable Investor to sell the Registrable Securities pursuant to Commission Rule 144, including delivering all such legal opinions, consents, certificates, resolutions and instructions to the Company’s transfer agent as may be reasonably requested from time to time by Investor and otherwise fully cooperate with Investor and Investor’s broker to effect such sale of securities pursuant to Commission Rule 144.

Section 8.9 Future Registration Rights. For so long as Investor is entitled to the registration rights provided for in Article VIII, Company shall not enter into any registration rights agreement that would be inconsistent with the rights provided herein.

ARTICLE IX

TERMINATION

Section 9.1 Termination. This Agreement may be terminated at any time until the Closing:

(a) by the mutual written consent of Investor and the Company;

(b) by either the Company or Investor, upon written notice to the other at any time after the date that is ninety (90) days after the date of this Agreement (the “Outside Date”), if any of the conditions set forth in Article IV (if Investor is the terminating Party) or any of the conditions in Article V (if the Company is the terminating Party), have not been satisfied or waived on or before the Outside Date;

(c) by either the Company or the Investor, upon written notice to the other, in the event that any court or other Governmental Authority of competent jurisdiction shall have issued an order, decree or ruling restraining, enjoining or otherwise prohibiting the actions contemplated hereby and such order, decree or ruling shall have become final and nonappealable; provided, that this right of termination shall not be available to any Party if the failure of such Party to perform or comply with its obligations under this Agreement has been the primary cause of, or has primarily resulted in, the issuance of such order, decree, ruling or action;

(d) by Investor upon written notice to the Company, in the event of a breach of any representation, warranty, covenant or agreement on the part of the Company such that any of the conditions specified in Article V would not be satisfied at the Closing, and (i) with respect to any such breach that is capable of being cured, such breach has not been cured by either Sellers by the earlier of (A) 30 days after receipt of written notice thereof and (B) the Outside Date, or (ii) such breach is incapable of being cured prior to the Outside Date; provided, however, that Investor will not have the right to terminate this Agreement pursuant to this Section 9.1(d) if it is then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement in a manner that would cause the conditions set forth in Article V not to be satisfied;

(e) by the Company upon written notice to Investor, in the event of a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Investor such that the conditions specified in Article V would not be satisfied at the Closing, and (i) with respect to any such breach that is capable of being cured, such breach is not cured by Purchaser by the earlier of (A) 30 days after receipt of written notice thereof and (B) the applicable Outside Date, or (ii) such breach is incapable of being cured prior to the applicable Outside Date; provided, that the Company will not have the right to terminate this Agreement pursuant to this Section 9.1(e) if the Company is then in breach of its representations, warranties, covenants or agreements set forth in this Agreement in a manner that would cause the conditions set forth in Article IV not to be satisfied; or

(f) by Investor upon written notice to the Company in the event that the Company enters into, or the Board otherwise approves, any agreement or transaction that would result in a Change of Control.

Following the Closing, this Agreement shall terminate automatically upon the consummation of any Change of Control.

Section 9.2 Effect of Termination; Abandonment.

(a) In the event of a valid termination of this Agreement as provided in Section 9.1, this Agreement (other than Exhibit A, Section 7.7, Section 9.1, this Section 9.2, Section 9.4 and Article X which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect without any liability on the part of any Party hereto or its Affiliates, officers, directors or equityholders; provided, that nothing herein shall relieve any Party from liability for intentional or willful breach of this Agreement or Fraud arising prior to such termination.

(b) If this Agreement is terminated as provided herein, all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn to the extent practicable from the Governmental Authority or other Person to which they were made.

Section 9.3 Survival. All representations and warranties made by a Party to this Agreement herein or pursuant hereto and all covenants that by their terms are to be performed at or prior to the Closing shall terminate at the Closing, other than the Fundamental Representations, which shall survive until the date that is one (1) year following the Closing (the “Fundamental Representation Survival Date”); provided, that nothing herein shall relieve the Company of liability for any inaccuracy or breach of any Fundamental Representation to the extent that any good faith claim of such inaccuracy or breach is made in writing prior to the Fundamental Representation Survival Date by a Person entitled to make such claim pursuant to the terms and conditions of this Agreement. Notwithstanding any other provision set forth in this Agreement, the maximum liability of the Company under or relating to this Agreement to the extent relating to or arising out of any breach of the representations and warranties expressly set forth in this Agreement shall in no event exceed the Purchase Price. All covenants and other agreements made by a Party to this Agreement herein or pursuant hereto to be performed following the Closing shall survive until all obligations set forth therein shall have been performed or satisfied or they shall have terminated in accordance with their terms.

Section 9.4 Indemnification. In addition to the remedies provided in Section 9.3 and for the period described therein, the Company shall indemnify and hold harmless the Investor and its Covered Affiliates, from and against all Agreement Damages that Investor or any Covered Affiliate may suffer or incur as a result of or relating to (a) any breach of any of the Fundamental Representations made by the Company in this Agreement as of the date hereof or as of the Closing Date with the same force and effect as if made on and as of the Closing Date (or in the case of any such representations and warranties that are made as of a specified date, any breach of or inaccuracy in such representation and warranty as of such date), and (b) any claim arising out of or resulting from any alleged breach or violation by the Company of the Securities Act, the Exchange Act, any state securities or “blue sky” Laws or any rule or regulation thereunder, in each case in connection with this Agreement and the transactions contemplated hereby.

ARTICLE X

GENERAL

Section 10.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties (including any Permitted Transferees of any Shares). Without limiting the foregoing and notwithstanding anything in this Agreement to the contrary, all terms of this Agreement that are for the benefit of the Company shall inure to the benefit of, and be enforceable by, any entity that is formed for the purpose of holding any business or material assets of the Company and whose capital stock is distributed in whole or in part to the Company’s stockholders, and any reference to the Company in any such provision shall be deemed to include reference to such successor. Investor, except to its Permitted Transferees, and the Company may not otherwise assign their respective rights or obligations under this Agreement, in whole or in part, except with the consent of the other Party. Any attempted assignment made in contravention of this Agreement shall be null and void and of no force or effect.

Section 10.2 Entire Agreement. This Agreement and the documents, schedules and exhibits referred to herein constitute the entire agreement between the Parties and supersede all prior communications, representations, understandings and agreements of the Parties with respect to the subject matter hereof and thereof. No Party shall be liable or bound to any other Party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. All schedules and exhibits hereto are hereby incorporated herein by reference. Nothing in this Agreement, express or implied, is intended to confer upon any Third Party any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Section 10.3 General Interpretation. The terms of this Agreement have been negotiated by the Parties hereto and the language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent. This Agreement shall be construed without regard to any presumption or rule requiring construction against the Party causing such instrument or any portion thereof to be drafted, or in favor of the Party receiving a particular benefit under this Agreement. No rule of strict construction will be applied against any Person.

Section 10.4 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF). The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts, this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the Parties. Each Party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

Section 10.5 Jurisdiction. With respect to any suit, action or proceeding (a “Proceeding”) arising out of or relating to this Agreement or any transaction contemplated hereby each of the Parties hereby irrevocably (i) agrees that such Proceeding will be brought solely in, and submits itself in respect of its property, generally and unconditionally, to the exclusive jurisdiction of the Court of Chancery (or if such court finds it lacks subject matter jurisdiction, the federal district court sitting in the City of Wilmington, Delaware) located in the State of Delaware, County of Newcastle (the “Selected Courts”) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a Party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (ii) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company or Investor at their respective addresses referred to in Section 10.9; provided, however, that nothing herein shall affect the right of any Party to serve process in any other manner permitted by Law; (iii) waives any objection which it may now or hereafter have to the laying of venue of any of such Actions arising out of or in connection with this Agreement brought in the courts referred to in this Section 10.5 and (iv) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND

COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. Nothing in this Section 10.5 will affect or eliminate any right to serve process in any other manner permitted by Law. To the extent that any Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each such Party hereby irrevocably (i) waives such immunity in respect of its obligations with respect to this Agreement and (ii) submits to the exclusive personal jurisdiction of the Selected Courts.

Section 10.6 Counterparts. This Agreement may be executed in any number of counterparts and by the Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement, and may be delivered to the other Party hereto by facsimile or other electronic means.

Section 10.7 Interpretation.

(a) The section headings contained herein are for the convenience of the Parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the Parties. When a reference is made in this Agreement to a Section or Exhibit, such reference is to a Section or Exhibit of or to this Agreement unless otherwise indicated. The word “shall” shall be construed to mean the action referred to is mandatory or impose obligations or duties on a party and the word “will” shall have the same meaning as the word “shall”. The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms defined in the singular has a comparable meaning when used in the plural, and vice versa. References to a Person are also to its successors and permitted assigns. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, restated, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. The term “dollars” and “$” means United States dollars. The word “including” means “including without limitation” and the words “include” and “includes” have corresponding meanings. The words “ordinary course of business” and “consistent with past practice” and phrases of similar import shall be deemed to include any action taken or not taken by the Company or any of its Subsidiaries acting in good faith and are otherwise commercially reasonable in nature in response to the effects of COVID-19 on the Company or any of its Subsidiaries. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. When calculating the period of time between which, within which or by which any act is to be done or step taken pursuant to this Agreement, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day, unless otherwise required by Law. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded.

(b) The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

Section 10.8 Severability. If any term, provision, covenant, condition or restriction of this Agreement is determined by a Selected Court to be illegal, unenforceable (including by Law or public policy) or otherwise invalid in whole or in part for any reason, such illegal, unenforceable or invalid term, provision, covenant, condition or restriction shall be stricken from this Agreement, and the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If any provision or part thereof of this Agreement is stricken in accordance with the provisions of this Section 10.8, then the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law.

Section 10.9 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given upon the earlier of actual receipt and (a) upon personal delivery to the Party to be notified, (b) when sent, if sent by email during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested and postage prepaid or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company and to Investor at the address as set forth below or at such other address as Investor or the Company may designate by five (5) days advance written notice to the Company (in the case of Investor) or Investor (in the case of the Company).

if to the Company:

Compass Minerals International, Inc.

[*** - personal information]

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

[*** - personal information]

if to Investor:

Koch Minerals & Trading, LLC

[*** - personal information]

with a copy (which shall not constitute notice) to:

Koch Companies Public Sector, LLC

[*** - personal information]

and

Jones Day

[*** - personal information]

Section 10.10 Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by each of the Company and Investor or, in the case of a waiver, by the Party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 10.11 Persons Entitled to Benefits of Agreement. Except for the Persons covered by Section 7.4(h), this Agreement is intended for the benefit of the Parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 10.12 Further Assurances. The Company and Investor shall use their commercially reasonable efforts, in the most expeditious manner practicable, to satisfy or cause to be satisfied the intent and purposes of this Agreement by executing and delivering such instruments, documents and other writings as may be reasonably necessary or desirable.

Section 10.13 Fees and Expenses. Except as expressly set forth in this Agreement to the contrary, each Party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such Party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, that the Company shall reimburse Investor for up to $300,000 in aggregate reasonable out-of-pocket fees and expenses (including reasonable attorney’s fees and expenses) incurred in connection with the transactions contemplated by this Agreement provided, that the Closing occurs in accordance with this Agreement.

Section 10.14 Public Disclosure. The Investor and the Company shall, and shall cause their Affiliates to, consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to this Agreement or the transactions contemplated herein, and shall not issue any such press release or make any such public statement prior to such consultation, except in each case, as applicable, (i) as the Investor or the Company may reasonably determine is required by applicable Law, Proceeding or any listing arrangement with or rule of the Principal Market or other applicable stock exchange or national securities quotation system, (ii) where such press release or other public statements are consistent with previous press releases, public disclosures or public statements issued or made in accordance with this Agreement, or (iii) in the case of the Company, for ordinary course investor engagement, including earnings calls, analyst engagement and other similar investor relations activities; provided, that (A) with respect to the foregoing item (i) the Company will only disclose such information to the extent necessary to meet the requirements of such Law, Proceeding or rule and (B) with respect to the foregoing item (iii), the Company will not disclose the terms of this Agreement.

Section 10.15 Business Opportunities. Notwithstanding anything herein to the contrary and to the fullest extent permitted by Section 122(17) of the Delaware General Corporation Law (or any successor provision) and except as provided herein or as may be otherwise expressly agreed in writing by the Company and the Investor, the Company, on behalf of itself and its Subsidiaries, renounces any interest or expectancy of the Company and its Subsidiaries in, or in being offered an opportunity to participate in, business opportunities, that are from time to time presented to the Investor or any of Investor’s officers, representatives, directors, agents, stockholders, members, partners, Affiliates, Subsidiaries, or any of the Investor Designees and no such Person shall be liable to the Company or any of its Subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Person pursues or acquires such business opportunity, directs such business opportunity to another Person or fails to present such business opportunity, or information regarding such business opportunity, to the Company or its Subsidiaries unless (i) in the case of any such Person who is an Investor Designee, such business opportunity is offered to such Person in his or her capacity as a director of the Company or such business opportunity is identified by such Person as a result of any information obtained by such Person during the course of his or her performance of duties as a member of the Board or as a result of Confidential Information furnished to such Person pursuant to this Agreement and (ii) in the case of the Investor or any of Investor’s officers, representatives, directors, agents, stockholders, members, partners, Affiliates, Subsidiaries, such business opportunity is identified by such Person as a result of any such Confidential Information so furnished to such Person. Neither the alteration, amendment or repeal of this Section 10.15, nor the adoption of any provision of the Company’s Governing Documents inconsistent with this Section 10.15, nor, to the fullest extent permitted by Delaware Law, any modification of Law, shall eliminate or reduce the effect of this Section 10.15. This Section 10.15 shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director, officer, employee or agent of the Company under its Governing Documents, any other agreement between the Company and such director, officer, employee or agent or applicable Law. The Company shall not maintain, adopt or impose any code of conduct, by-law, organizational document or other binding rule or policy that is inconsistent with Section 10.15 or Section 10.16.

Section 10.16 No Duty. The Investor and the Company hereby agree, notwithstanding anything to the contrary in any other agreement or at Law or in equity, that, to the maximum extent permitted by Law, when the Investor takes any action under this Agreement to give or withhold its consent, the Investor shall have no duty (fiduciary or other) to consider the interests of the Company or the other stockholders of the Company and may act exclusively in its own interest; provided, however, that the foregoing provisions of this sentence shall in no way affect the obligations of the Parties hereto to comply with the provisions of this Agreement. For the avoidance of doubt, the foregoing sentence shall not limit or otherwise affect the fiduciary duties of any Investor Designee.

[THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the undersigned parties have duly executed this Stock Purchase Agreement effective as of the date first above written.

COMPANY:

COMPASS MINERALS INTERNATIONAL, INC.

By:	/s/ Kevin Crutchfield

Name: Title:	Kevin Crutchfield Chief Executive Officer

[Signature Page to Stock Purchase Agreement]

PURCHASER:

KOCH MINERALS & TRADING, LLC

By:	/s/ Vance Holtzman

Name:	Vance Holtzman
Title:	Vice President – Investments

[Signature Page to Stock Purchase Agreement]

Exhibit A

Defined Terms

In addition to those terms defined elsewhere in this Agreement, the following definitions apply to this Agreement:

(a) “Activist Shareholder” means, as of any date of determination, a Person (other than the Investor and its Affiliates) that has, directly or indirectly through its Affiliates, whether individually or as a member of a group, within the two (2) year period immediately preceding such date of determination: (i) called or publicly sought to call a stockholders’ meeting of any company not publicly approved (at the time of the first such action) by the board of directors of such company, (ii) publicly initiated any proposal for stockholders’ action initially publicly opposed by the board of directors of such company, (iii) publicly sought to place a director on the board of directors of a company or publicly sought the removal of a director from such board of directors, in each case which election or removal was not recommended or approved publicly (at the time such election or removal is first sought) by the board of directors of such company or (iv) publicly disclosed any intention, plan or arrangement to do any of the foregoing.

(b) “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person, whether now or in the future. For purposes of this Agreement, a Person will be deemed to control another Person if it owns or controls, directly or indirectly, fifty percent (50%) or more of the equity securities of such other Person entitled to vote in the election of directors (or, in the case that such other Person is not a corporation, for the election of the corresponding managing authority), or otherwise has the power to direct, or cause the direction of, the management and policies of such other Person, whether through ownership of voting securities, by contract, or otherwise. The Parties acknowledge that in the case of certain entities organized under the Laws of certain countries outside the United States, the maximum percentage ownership permitted by Law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage will be substituted in the preceding sentence; provided that such foreign investor has the power to direct the management and policies of such entity. For clarity, a Person may be or become an Affiliate of another Person and may cease to be an Affiliate of such Person, in each case, during the term of this Agreement. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

(c) “Agreement Damages” means any loss, claim, damage, liability, cost (including reasonable and documented cost of preparation and investigation and reasonable attorney’s fees), and judgment, fine, penalty, charge, or settlement cost in respect of breaches of Fundamental Representations or securities law violations.

(d) “Anti-Money Laundering Laws” means anti-money laundering-related laws, regulations, and codes of practice applicable to the Company and its Subsidiaries and their operations from time to time, including without limitation the European Union Anti-Money Laundering Directives and any laws, decrees, administrative orders, circulars, or instructions implementing or interpreting the same.

(e) “Beneficial Ownership,” “Beneficially Owned” and “Beneficially Owns” have the meanings specified in Rule 13d-3 promulgated under the Exchange Act, including the provision that any “group” will be deemed to have beneficial ownership of all securities beneficially owned by the members of such group and any member of a “group” will be deemed to have beneficial ownership of all securities beneficially owned by other members of the group in accordance with the provisions of such Rule, and a Person’s beneficial ownership of securities will be calculated in accordance with the provisions of such Rule; provided, however, that a Person will be deemed to be the beneficial owner of any security which may be acquired by such Person whether within sixty (60) days or thereafter, upon the conversion, exchange or exercise of any rights, options, warrants or similar securities to subscribe for, purchase or otherwise acquire (a) capital stock of any Person or (b) securities directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock of such Person. The term “Beneficial Owner” shall have the correlative meaning.

(f) “Beneficial Shares” means Common Stock that is Beneficially Owned by Investor and its Covered Affiliates over which Investor and/or any Covered Affiliate exercises actual voting control.

(g) “Board” means the board of directors of the Company.

(h) “Business Day” means a day other than a Saturday, Sunday or a bank or other public holiday in New York, New York, United States.

(i) “Change of Control” means any of the following events: (a) any Person or group of Persons is or becomes the Beneficial Owner, directly or indirectly, of a majority of the total voting power represented by all then-outstanding Common Stock; or (b) the Company consolidates with or merges into another Person, or any Person consolidates with or merges into the Company, other than (i) a merger or consolidation which would result in the Common Stock outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) a majority of the combined voting power of the Common Stock of such surviving entity or any parent thereof outstanding immediately after such merger or consolidation (and the references to the Company in the definition of Common Stock shall be deemed to refer to such surviving entity or the parent thereof), (ii) a merger or consolidation which would result in the members of the Board immediately prior to such merger or consolidation comprising a majority of the board of directors of the surviving entity or the parent thereof, or (iii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person or group of Persons or such Person’s or Persons’ stockholders taken as a whole becomes the Beneficial Owner, directly or indirectly, of a majority of the total voting power of all then-outstanding Common Stock.

(j) “Commission” means the Securities and Exchange Commission.

(k) “Commission Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as amended, or any successor provision thereto.

(l) “Commission Rule 415” means Rule 415 promulgated by the Commission under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit Investor to sell securities of the Company to the public on a registered basis.

(m) “Company Stock Plans” means the Company’s 2005 Incentive Award Plan, the Company’s 2015 Incentive Award Plan, the Company’s 2020 Incentive Award Plan, the Company’s Directors’ Deferred Compensation Plan, any successor plans related to the foregoing and applicable award agreements issued thereunder, in each case, as amended or restated from time to time.

(n) “Competitor” means, as reasonably determined in good faith by the Company, any operating company with a business that competes with any portion of the business of the Company or any of its Subsidiaries (including the anticipated business of the Project), or any other Person that directly or indirectly beneficially owns a majority of the voting securities of or voting interests in such a company, or any direct or indirect majority-owned subsidiary of such a company or of such a Person.

(o) “Confidential Information” means, with respect to any Person, any information concerning such Person, its businesses or affairs, including any trade secrets or confidential business or technical information of such Person or its products, customers, licensees, suppliers or development or alliance partners or vendors, product development methods and business techniques, work plans, formulas, test results and information, applications, algorithms, technical information, manufacturing information, design information, cost or pricing information, know-how, technology, prototypes, ideas, inventions, improvements, training, sales volume, service and business manuals, unpublished promotional materials, development partnerships and other alliances, customer lists, prospective customer lists and other business information, materials and property; provided, however, that such Confidential Information will not include information that (a) has become publicly known through no wrongful act or breach of any obligation of confidentiality (including Section 7.7 hereto) by any of the Parties or any of their Affiliates (Covered Affiliates, in the case of Investor) or any of the Representatives, (b) was approved in writing for release by the Party owning such Confidential Information, (c) is or has been independently developed or conceived by Investor or any of its Covered Affiliates without the Company’s Confidential Information, or (d) is or has been made known or disclosed to Investor or any of its Covered Affiliates by a third party or was otherwise in the possession of Investor, provided that such source is not known (and would not reasonably be expected to be known) by the other party to be bound by a confidentiality agreement with, or any other contractual, legal or fiduciary obligation of confidentiality to, the furnishing party or any other party with respect to such information.

(p) “Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of October 18, 2021, by and between the Company and the Investor

(q) “Covered Affiliate” means, as to Investor, any Affiliate of Investor, excluding (i) the Company and its Subsidiaries, (ii) any “investee companies” in which Investor and its Covered Affiliates (A) have an aggregate investment of less than fifty percent (50%) of the voting equity securities of such investee company and (B) do not otherwise directly or indirectly serve as general partner or managing member of such entity or have the power to appoint a majority of the voting power of the board of directors or equivalent governing body of such entity and (iii) Investor Excluded Parties, unless, in the case of clause (ii) or (iii), (x) such investee company or such Investor Excluded Party, as applicable, is acting on behalf of, at the direction of, or in concert with the Investor or any of its Covered Affiliates in respect of the Company or the Company’s securities, (y) such investee company or Investor Excluded Party, as applicable, is a member of a group (as such term is defined in Section 13(d)(3) of the Exchange Act) with either the Investor or any of its Covered Affiliates with respect to any securities of the Company, or (z) such investee company or Investor Excluded Party, as applicable, has received from the Investor or any Covered Affiliate of the Investor, directly or indirectly, any Confidential Information.

(r) “Damages” means any loss, claim, damage, liability, cost (including reasonable cost of preparation and investigation and reasonable attorney’s fees), and judgment, fine, penalty, charge, or settlement cost in respect of any Proceeding, and expense to which a Party or any of its Affiliates or controlling Persons may become subject under the Securities Act, the Exchange Act, or other Laws (or any Proceeding in respect thereof), insofar as such loss, claim, damage, liability, cost, judgment, fine, penalty, charge, settlement cost or expense arises out of or is based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement of the Company filed pursuant to the terms of this Agreement, including any preliminary prospectus or prospectus contained therein or any amendments or supplements thereto, any “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act), or roadshow presentation, or (b) an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (with respect to any preliminary prospectus or prospectus or any amendments or supplements thereto, in the light of the circumstances under which they were made) not misleading.

(s) “Derivative Instruments” means any and all hedge, swap, short sale, derivative security (as defined under Rule 16a-1 under the Exchange Act) or other agreement or arrangement that transfers to any Third Party, directly or indirectly, in whole or in part, any of the economic consequences of ownership of Common Stock or other equity securities of the Company, including a long convertible security, a long call option and a short put option position, in each case, regardless of whether (a) such interest conveys any voting rights in such security, (b) such interest is required to be, or is capable of being, settled through delivery of such security or cash or (c) other transactions hedge the economic effect of such interest.

(t) “DOJ” means the U.S. Department of Justice.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules, regulations, schedules and forms thereunder.

(v) “Existing Credit Facilities” means (i) that certain Amendment and Restatement Agreement, dated November 26, 2019, among the Company, Compass Minerals Canada Corp., Compass Minerals UK Limited, the other loan parties party thereto, the lenders and issuing banks party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent, as amended from time to time, and (ii) that certain Receivables Financing Agreement, dated June 30, 2020, among Compass Minerals Receivables LLC, Compass Minerals America Inc., PNC Bank, National Association, the lenders party thereto and PNC Capital Markets, LLC, as amended from time to time.

(w) “Export Control Laws” means the EC Regulation 428/2009 and the implementing laws and regulations of the EU member states; the U.S. Export Administration Act, U.S. Export Administration Regulations, U.S. Arms Export Control Act, U.S. International Traffic in Arms Regulations, and their respective implementing rules and regulations; the U.K. Export Control Act 2002 (as amended and extended by the Export Control Order 2008) and its implementing rules and regulations; and other similar export control laws or restrictions applicable to the Company, its Subsidiaries and their respective operations from time to time.

(x) “Fraud” by any Person means actual common law fraud (as interpreted under the law of the State of Delaware) in the making of a representation or warranty set forth in this Agreement with the intent to deceive another Person, and to induce any Person to enter into this Agreement. For the avoidance of doubt, Fraud shall exclude any claim based on constructive knowledge, negligent misrepresentation, recklessness or any similar theory.

(y) “FTC” means the United States Federal Trade Commission or any successor agency thereto.

(z) “GAAP” means United States generally accepted accounting principles.

(aa) “Governing Documents” means, with respect to any Person, the articles of incorporation, certificate of incorporation, charter, by-laws, articles of formation, certificate of formation, operating agreement, partnership agreement, certificate of limited partnership or similar organizational document, including any amendments thereto or restatements thereof as in effect on the date hereof.

(bb) “Governmental Authority” means any foreign, federal, state, provincial, local or other court, governmental authority, tribunal, commission or regulatory body or self-regulatory body (including any securities exchange), or any political or other subdivision, department, agency or branch of any of the foregoing.

(cc) “group” means a “group” within the meaning of Section 13(d)(3) of the Exchange Act.

(dd) “HSR Act” means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder.

(ee) “HSR Conditions” means the following collective conditions, to the extent applicable: (a) any applicable mandatory waiting period under the HSR Act will have expired or earlier been terminated; (b) no injunction (whether temporary, preliminary, or permanent) prohibiting consummation of the transaction contemplated by this Agreement or any material portion hereof will be in effect; and (c) no judicial or administrative proceeding opposing consummation of all or any part of this Agreement will be pending.

(ff) “HSR Filing” means filings with the FTC and the Antitrust Division of DOJ of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) with respect to the relevant subject matter of Agreement, together with all required documentary attachments thereto.

(gg) “Investor Excluded Parties” means (i) Purchaser’s Affiliates, other than Purchaser, Spring Creek Capital, LLC (“SCC”), Wood River Capital LLC (“Wood River”) and their respective Subsidiaries, which Affiliates of Purchaser are not acting on behalf of, or at the direction of, or in concert with Purchaser, Wood River, SCC, or their respective Subsidiaries, (ii) employee benefit plans sponsored by Purchaser or any of its Affiliates (or a master trust holding the assets of such benefit plans), (iii) any family office that is an Affiliate of Koch Industries, Inc. (“KII”) or any of KII’s shareholders and/or any investment fund or vehicle advised by, or managed by, any such family office, (iv) any trust, foundation, partnership, or entity created by or for Charles G. Koch and/or David H. and/or Julia F. Koch and/or any of their respective family members, (v) any entity 80% of whose voting equity interests is owned by one or more of such trusts, foundations, partnership, or entities identified in clause (iv), and/or (vi) any other Person that invests money for or on behalf of any of the foregoing in its capacity as such. For the avoidance of doubt, no Affiliate of Purchaser that holds Shares issued pursuant to this Agreement shall be considered an Investor Excluded Party.

(hh) “Laws” means any international, national, federal, state or local law, constitution, treaty, convention, statute, ordinance, code, rule, regulation or common law or other similar requirement enacted, adopted, promulgated or applied by any Governmental Authority, each as amended and now and hereafter in effect.

(ii) “Liens” means any mortgage, pledge, lien, charge, claim, encumbrance, security interest, adverse ownership interest or other restriction of any kind or nature, whether based on common law, statute or contract.

(jj) “Material Adverse Effect” means any change, effect, event, circumstance, occurrence or development that, individually or in the aggregate, (a) has had or would reasonably be expected to have a material adverse effect on the business, operations, assets, properties or financial condition of the Company, or (b) would or would reasonably be expected to prevent the Company from consummating the transactions under this Agreement; provided that, in the case of the foregoing clause (a), none of the following shall be taken into account in determining whether there is a Material Adverse Effect: (i) any change in the market price or trading volume of the Company’s stock; (ii) any event, circumstance, change or effect in the industries in which the Company or its Subsidiaries operates or the United States or global economy generally, in financial markets or in political conditions generally; (iii) any act of terrorism, military action or war (whether or not declared), national or international calamity or similar event, any natural disasters, acts of God or comparable events, epidemic, pandemic or disease outbreak (including the COVID-19 virus), or any escalation or worsening thereof; (iv) any event, circumstance, change or effect arising from or relating to any change in applicable Law or GAAP (or interpretations of any such change in applicable Law or GAAP); (v) changes in conditions generally affecting the industry in which the Company operates; (vi) any change or effect attributable to the consummation of the transactions contemplated hereby, or the public announcement of the execution of, this Agreement (provided any such public announcement is not in breach of this Agreement); or (vii) any failure by the Company to meet any internal or external projections or forecasts (but not the underlying causes of such failure unless such underlying causes would otherwise be excepted from this definition); provided, however, that in the case of the foregoing clause (a), any change, effect, event, circumstance, occurrence or development resulting from the foregoing clauses (ii), (iii), (iv) or (v) may be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect to the extent such effect, change, event or occurrence has a disproportionately adverse effect on the Company, as compared to other participants in the industry in which the Company and its business operates.

(bb) “Ownership Period” means the period during which the Investor and its Covered Affiliates continue to Beneficially Own in the aggregate Common Stock representing at least ten percent (10%) of the aggregate outstanding Common Stock.

(cc) “Permitted Transferee” means (i) a controlled Affiliate of Investor that is wholly owned, directly or indirectly, by Investor, or (ii) a controlling Affiliate of Investor (or any controlled Affiliate of such controlling Affiliate) that wholly owns, directly or indirectly, Investor; it being understood that for purposes of this definition “wholly owned” shall mean an Affiliate in which Investor owns, or an Affiliate that owns, as applicable, directly or indirectly, at least ninety-nine percent (99%) of the outstanding capital stock of such Affiliate or Investor, as applicable. Upon receiving shares of Common Stock of the Company as a Permitted Transferee, such Person shall be deemed an Investor for all purposes under this Agreement.

(dd) “Person” means any natural person, corporation, unincorporated organization, partnership, association, sole proprietorship, joint stock company, joint venture, limited liability company, trust or government, or Governmental Authority, or any other similar entity.

(ee) “Principal Market” means the New York Stock Exchange (or any nationally recognized successor thereto), or any other national securities exchange other than the New York Stock Exchange in the event that the Common Stock is listed on such other exchange.

(ff) “Proceeding” means any suit, litigation, legal proceeding, charge, complaint, claim, action, hearing, administrative enforcement proceeding, or arbitration or other dispute resolution proceeding, in any court or quasi-judicial or administrative agency of any Governmental Authority or before any arbitrators.

(gg) “Prohibited Transferee” means (a) any Person who has been identified to the Investor in writing by the Company as a Competitor of the Company as may be updated in writing by the Company from time-to-time prior to any applicable Transfer or (b) any Activist Shareholder.

(hh) “Project” means the first phase of the Company’s lithium production in Ogden, Utah and any development related thereto.

(ii) “Registrable Securities” means the Beneficial Shares; provided, however, that a security shall cease to be a Registrable Security upon the earliest to occur of the following: (i) a Registration Statement registering such security under the Securities Act has been declared or becomes effective and such security has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such Registration Statement, (ii) such security is sold pursuant to Rule 144 under circumstances in which any legend borne by such security relating to restrictions on transferability thereof, under the Security Act or otherwise, is removed by the Company, (iii) such security is eligible to be sold pursuant to Rule 144 without condition or restriction, including without any limitation as to volume of sales, and without the Investor complying with any method of sale requirements or notice requirements under Rule 144, or (iv) such security shall cease to be outstanding following its issuance.

(jj) “Registration” means a registration with the Commission of the Company’s securities for offer and sale to the public under a Registration Statement. The terms “Register” and “Registered” shall have a correlative meaning.

(kk) “Registration Statement” means any registration statement of the Company filed with, or to be filed with, the Commission under the rules and regulations promulgated under the Securities Act (other than a registration statement on Form S-4 or Form S-8, or any successor forms thereto, promulgated under the Securities Act), including the related prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and material incorporated by reference in such registration statement.

(ll) “Representative” means, with respect to any Person, any director, officer or employee of such Person and any agent, consultant, independent contractor, legal, accounting, financial or other advisor or other representative authorized by such Person to represent or act on behalf of such Person.

(mm) “Securities Act” means the Securities Act of 1933, as amended, together with the rules, regulations, schedules and forms thereunder.

(nn) “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities and the fees and disbursements of counsel to Investor (other than such fees and expenses expressly included in Registration Expenses) in connection with the registration and sale of Registrable Securities.

(oo) “Shelf Registration Statement” means a Registration Statement of the Company filed with the Commission on Form S-3 (or any successor form or other appropriate form under the Securities Act) or a prospectus supplement to an existing Form S-3 (or any successor form or other appropriate form under the Securities Act), for an offering to be made on a continuous basis pursuant to Commission Rule 415 under the Securities Act (or any similar rule that may be adopted by the Commission) covering all of the Registrable Securities, as applicable, and which may also cover any other securities of the Company. For purposes of clarity, this term shall include a Registration Statement of the Company filed with the Commission on such other form available to register for resale all of the Registrable Securities as a secondary offering, if the Company is then ineligible to register for resale all of the Registrable Securities on Form S-3.

(pp) “Subsidiary” means, with respect to any Person, any other Person with respect to which such first Person (alone or in combination with any of such first Person’s other Subsidiaries) owns (a) capital stock or other equity interests having the ordinary voting power to elect a majority of the board of directors or other governing body of such Person or (b) if no such governing body exists, a majority of the outstanding voting securities of such Person.

(qq) “Third Party” means any Person other than Investor, the Company or their respective Affiliates.

(rr) “Trading Day” shall mean each day on which the Principal Market is open for trading.

(ss) “Transfer” by any Person means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or otherwise dispose of or transfer (by the operation of Law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement, agreement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or other disposition or transfer (by the operation of Law or otherwise), of any shares of equity securities Beneficially Owned by such Person or of any interest in any shares of equity securities Beneficially Owned by such Person. The terms “Transfers”, “Transferred” and “Transferring” shall have correlative meanings.

(tt) “Underwritten Offering” means a sale of Common Stock to an underwriter for reoffering to the public.

(uu) “Voting Stock” means (a) with respect to the Company, the Common Stock and any other capital stock of the Company having the right to vote generally in any election of directors of the Board and (b) with respect to any other Person, all capital stock of such Person having the right to vote generally in any election of directors of the board of directors of such Person or other similar governing body.

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